[CONFORMED COPY]












                                   $25,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                  April 3, 1996

                                     between

                             WASTE INDUSTRIES, INC.

                                       and

                        BRANCH BANKING AND TRUST COMPANY

                                TABLE OF CONTENTS
                          [Not a part of the Agreement]

                                CREDIT AGREEMENT


         ARTICLE 1.  DEFINITIONS
                  1.1.     Definitions............................................................................1
                  1.2.     Accounting Terms and Determinations...................................................17
                           (a)      APPLICATION OF GAAP..........................................................17
                           (b)      COMBINED FINANCIAL POSITION OR RESULTS OF OPERATIONS.........................17
                  1.3.     Use of Defined Terms..................................................................17
                           --- -- ------- -----
                  1.4.     Terminology...........................................................................18
                           -----------
                  1.5.     Headings..............................................................................18
                           --------
                  1.6.     References............................................................................18
                           ----------
                  1.7.     Classes and Types of Loans............................................................18
                           ------- --- ----- -- -----

         ARTICLE 2.  THE CREDITS
                  2.1.     Commitments to Make Loans.............................................................18
                           ----------- -- ---- -----
                           (a)      FACILITY A COMMITMENT........................................................18
                           (b)      FACILITY B COMMITMENT........................................................19
                           (c)      COMMITMENT TERMINATION.......................................................19
                  2.2.     Letter of Credit Subfacility..........................................................19
                           ------ -- ------ -----------
                           (a)      ISSUANCE.....................................................................19
                           (b)      NOTICE.......................................................................19
                           (c)      REIMBURSEMENT................................................................19
                           (d)      AMENDMENTS, RENEWALS, ETC....................................................20
                           (e)      CASH COLLATERAL..............................................................20
                           (f)      ADDITIONAL PROVISIONS........................................................20
                  2.3.     Method of Borrowing Loans.............................................................21
                           ------ -- --------- -----
                           (a)      NOTICE.......................................................................21
                           (b)      FUNDING......................................................................22
                           (c)      CASH MANAGEMENT BORROWINGS...................................................22
                           (d)      RECORDS OF BORROWING REQUESTS AND OF LOANS...................................22
                  2.4.     Notes.................................................................................22
                           (a)      FACILITY A NOTE..............................................................22
                           (b)      FACILITY B NOTE..............................................................22
                  2.5.     Repayment and Maturity of Loans.......................................................23
                           (a)      FACILITY A LOANS.............................................................23
                           (b)      FACILITY B LOANS.............................................................23
                  2.6.     Interest..............................................................................23
                           --------
                           (a)      ACCRUAL AND PAYMENT OF INTEREST..............................................23
                           (b)      RATE DETERMINATIONS..........................................................23
                           (c)      INTEREST AT DEFAULT RATE.....................................................24
                  2.7.     Fees..................................................................................24
                           (a)      CLOSING FEE..................................................................24


                                      - i -




                           (b)      FACILITY A FEE...............................................................24
                           (c)      LC FEE.......................................................................24
                  2.8.     Optional Termination or Reduction of Commitments......................................24
                  2.9.     Optional Prepayments..................................................................25
                  2.10.             Mandatory Payments and Prepayments...........................................25
                           (a)      LOANS IN EXCESS OF COMMITMENTS...............................................25
                           (b)      THIRTY DAY PAYOUT............................................................25
                  2.11.             General Provisions as to Payments............................................25
                                    ------- ---------- -- -- --------
                           (a)      MANNER OF PAYMENT............................................................25
                           (b)      DUE DATES ON NON-BUSINESS DAYS...............................................26
                           (c)      TAXES........................................................................26
                  2.12.             Computation of Interest and Fees.............................................27
                                    ----------- -- -------- --- ----

         ARTICLE 3.  CONDITIONS TO BORROWINGS
                  3.1.     Conditions to First Borrowing or Letter of Credit Issuance............................27
                           ---------- -- ----- --------- -- ------ -- ------ --------
                  3.2.     Conditions to Facility A Borrowings...................................................29
                           ---------- -- -------- - ----------
                  3.3.     Conditions to All Borrowings..........................................................30
                           ---------- -- --- ----------
                  3.4.     Waiver of Conditions Precedent........................................................31
                           ------ -- ---------- ---------

         ARTICLE 4.  REPRESENTATIONS AND WARRANTIES
                  4.1.     Corporate Existence and Power.........................................................31
                  4.2.     Corporate and Governmental Authorization; No Contravention............................31
                           (a)      EXECUTION, DELIVERY AND PERFORMANCE..........................................31
                           (b)      THE COMBINATION..............................................................32
                  4.3.     Binding Effect........................................................................32
                  4.4.     Financial Information.................................................................32
                           (a)      CURRENT FINANCIAL STATEMENTS.................................................32
                           (b)      PRO FORMA FINANCIAL STATEMENTS...............................................32
                  4.5.     Litigation............................................................................33
                           ----------
                  4.6.     Requirements of Law...................................................................33
                           ------------ -- ---
                  4.7.     Compliance with ERISA.................................................................33
                           ---------- ---- -----
                  4.8.     Taxes.................................................................................33
                           -----
                           (a)      PAYMENT OF TAXES; RETURNS....................................................33
                           (b)      PAYROLL WITHHOLDING TAXES....................................................34
                  4.9.     Subsidiaries..........................................................................34
                           ------------
                  4.10.             Not an Investment Company....................................................34
                                    --- -- ---------- -------
                  4.11.             Public Utility Holding Company Act...........................................34
                                    ------ ------- ------- ------- ---
                  4.12.             Ownership of Assets; Liens...................................................35
                                    --------- -- ------- -----
                  4.13.             Credit Arrangements..........................................................35
                                    ------ ------------
                  4.14.             Capitalization...............................................................35
                                    --------------
                  4.15.             Stock Purchase Obligations...................................................35
                                    ----- -------- -----------
                  4.16.             No Default...................................................................36
                                    -- -------
                  4.17.             Full Disclosure..............................................................36
                                    ---- ----------
                  4.18.             Environmental Matters........................................................36
                                    ------------- -------
                  4.19.             Issuance of Stock and Other Securities.......................................37
                                    -------- -- ----- --- ----- ----------
                  4.20.             Margin Stock.................................................................37
                                    ------ -----


                                     - ii -




                  4.21.             Insolvency...................................................................37
                                    ----------

         ARTICLE 5.  AFFIRMATIVE COVENANTS
                  5.1.     Information...........................................................................37
                           -----------
                  5.2.     Inspection of Property, Books and Records.............................................40
                           ---------- -- --------- ----- --- -------
                  5.3.     Minimum Balances......................................................................40
                           ------- --------
                  5.4.     Primary Depositary....................................................................40
                           ------- ----------
                  5.5.     Maintenance of Existence..............................................................40
                           ----------- -- ---------
                  5.6.     Compliance with Laws; Payment of Taxes................................................40
                           ---------- ---- ----- ------- -- -----
                  5.7.     Insurance.............................................................................40
                           ---------
                  5.8.     Maintenance of Property...............................................................41
                           ----------- -- --------
                  5.9.     Environmental Notices.................................................................41
                           ------------- -------
                  5.10.             Environmental Matters........................................................41
                                    ------------- -------
                  5.11.             Environmental Release........................................................41
                                    ------------- -------
                  5.12.             Lines of Business............................................................41
                                    ----- -- --------
                  5.13.             Covenant to Ratably Secure...................................................41
                                    -------- -- ------- ------
                  5.14.             Guaranteed Obligations.......................................................42
                                    ---------- -----------

         ARTICLE 6.  NEGATIVE COVENANTS
                  6.1.     Ratio of Consolidated Debt to EBITDA..................................................42
                           ----- -- ------------ ---- -- ------
                  6.2.     Ratio of Consolidated Senior Debt to EBITDA...........................................42
                           ----- -- ------------ ------ ---- -- ------
                  6.3.     Limitation on Priority Debt...........................................................42
                           ---------- -- -------- ----
                  6.4.     Fixed Charges Coverage................................................................42
                           ----- ------- --------
                  6.5.     Minimum Consolidated Net Worth........................................................42
                           ------- ------------ --- -----
                  6.6.     Consolidated Net Income...............................................................42
                           ------------ --- ------
                  6.7.     Capital Expenditures..................................................................42
                           ------- ------------
                  6.8.     Consolidated Operating Cash Flow......................................................43
                           ------------ --------- ---- ----
                  6.9.     Debt Limitation.......................................................................43
                           ---- ----------
                  6.10.             Subordinated Debt............................................................43
                                    ------------ ----
                  6.11.             Restricted Payments..........................................................44
                                    ---------- --------
                  6.12.             Investments..................................................................45
                                    -----------
                  6.13.             Permitted Acquisitions.......................................................46
                                    --------- ------------
                  6.14.             Negative Pledge..............................................................47
                                    -------- ------
                  6.15.             Operating Leases.............................................................49
                                    --------- ------
                  6.16.             Sale of Property.............................................................49
                                    ---- -- --------
                  6.17.             Acquisition and Creation of Subsidiaries.....................................50
                                    ----------- --- -------- -- ------------
                  6.18.             Dissolution..................................................................50
                                    -----------
                  6.19.             Consolidations, Mergers and Sales of Assets..................................50
                                    --------------- ------- --- ----- -- ------
                  6.20.             ERISA........................................................................50
                                    -----
                  6.21.             Use of Proceeds..............................................................51
                                    --- -- --------
                  6.22.             Change in Fiscal Year........................................................51
                                    ------ -- ------ ----
                  6.23.             Transactions with Related Parties............................................51
                                    ------------ ---- ------- -------
                  6.24.             Amendments to Senior Note Agreement..........................................51
                                    ---------- -- ------ ---- ---------

         ARTICLE 7.  DEFAULTS
                  7.1.     Events of Default.....................................................................52


                                     - iii -




                  7.2.     Remedies..............................................................................54

         ARTICLE 8.  CHANGE IN CIRCUMSTANCES; COMPENSATION
                  8.1.     Basis for Determining Interest Rate Inadequate or Unfair..............................55
                           ----- --- ----------- -------- ---- ---------- -- ------
                  8.2.     Illegality............................................................................55
                           ----------
                  8.3.     Increased Cost and Reduced Return.....................................................56
                           --------- ---- --- ------- ------
                  8.4.     Borrower's Option to Convert Interest Rate............................................57
                           ---------- ------ -- ------- -------- ----

         ARTICLE 9.  MISCELLANEOUS
                  9.1.     Notices...............................................................................57
                  9.2.     No Waivers............................................................................58
                  9.3.     Expenses; Documentary Taxes; Indemnification..........................................58
                           (a)      EXPENSES.....................................................................58
                           (b)      TAXES........................................................................58
                           (c)      INDEMNIFICATION..............................................................58
                           (d)      SURVIVAL.....................................................................59
                  9.4.     Setoffs...............................................................................59
                  9.5.     Amendments and Waivers................................................................59
                  9.6.     Successors and Assigns................................................................59
                           (a)      BINDING EFFECT...............................................................59
                           (b)      PARTICIPATIONS...............................................................59
                           (c)      ASSIGNMENTS..................................................................60
                           (d)      DISCLOSURE...................................................................61
                           (e)      LIMIT ON COMPENSATION........................................................61
                           (f)      SPECIAL ASSIGNMENTS..........................................................61
                  9.7.     Confidentiality.......................................................................61
                           ---------------
                  9.8.     Representation by Lender..............................................................62
                           -------------- -- ------
                  9.9.     Survival of Certain Obligations.......................................................62
                           -------- -- ------- -----------
                  9.10.             North Carolina Law...........................................................62
                                    ----- -------- ---
                  9.11.             Severability.................................................................62
                                    ------------
                  9.12.             Interest.....................................................................62
                                    --------
                  9.13.             Interpretation...............................................................62
                                    --------------
                  9.14.             Waiver of Jury Trial; Consent to Jurisdiction................................62
                                    ------ -- ---- ------ ------- -- ------------
                  9.15.             No Setoff....................................................................63
                                    -- ------
                  9.16.             Reproduction of Documents....................................................63
                                    ------------ -- ---------
                  9.17.             Inconsistency of Covenants...................................................64
                                    ------------- -- ---------
                  9.18.             Counterparts.................................................................64
                                    ------------


SCHEDULE 4.2               Governmental Actions and Filings for the Combination
SCHEDULE 4.5               Pending and Threatened Litigation
SCHEDULE 4.9               Existing Subsidiaries
SCHEDULE 4.13              Existing Credit Arrangements
SCHEDULE 4.14              Stock Ownership
SCHEDULE 4.15              Yates Letter
SCHEDULE 4.18              Environmental Matters
SCHEDULE 6.10              Subordination Requirements
SCHEDULE 6.14              Existing Liens

EXHIBIT A                  Form of Notice of Borrowing
EXHIBIT B                  Form of Facility A Note
EXHIBIT C                  Form of Facility B Note
EXHIBIT D                  Form of Opinion of Counsel for the Borrower
EXHIBIT E                  Form of Compliance Certificate

                                CREDIT AGREEMENT

         AGREEMENT dated as of April 3, 1996, by and between WASTE INDUSTRIES, INC., a North Carolina corporation, and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation.

         The parties hereto agree as follows:


                             ARTICLE 1. DEFINITIONS

         1.1. Definitions. The terms as defined in this Section 1.1 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided), have the meanings set forth herein (terms used in the singular to have the corresponding meanings when used in the plural, and VICE VERSA):

         "Adjusted LIBO Rate" means, for any calendar month, a rate per annum equal to the quotient obtained (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, to the next higher 1/100 of 1%) by dividing (i) the applicable LIBO Rate for such month by (ii) 1.00 minus the Euro-Dollar Reserve Percentage as it may be in effect from time to time during such month.

         "Adjusted Treasury Rate" means, for any day during any calendar month, a rate per annum equal to the sum of (a) the Applicable Percentage in effect for such day PLUS (b) the Treasury Rate for such month.

         "Affiliate" means any Person (other than a Subsidiary) (a) that directly or indirectly controls, is controlled by, or is under direct or indirect common control with, the Borrower, (b) that beneficially owns or holds 10% or more of any class of Voting Stock of the Borrower, or (c) 10% or more of the voting Securities (or in the case of a Person that is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and polices of such corporation, whether through the ownership of voting Securities, by contract or otherwise.

         "Agreement" means this Credit Agreement, as the same shall be modified, amended, supplemented or restated and in effect from time to time.

         "Amortization" means, for any period, the sum of all expense incurred by the Borrower and its Consolidated Subsidiaries for such period in respect of amortization of intangible assets and of property held under Capital Leases, as determined in accordance with GAAP consistently applied.

         "Applicable Lending Office" means, for each Type of Loan, the "Lending Office" of the Lender (or of an Affiliate of the Lender) designated for such Type of Loan on the

Lender's signature page hereto or such other office of the Lender (or of an Affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such Type are to be made and maintained.

         "Applicable Percentage" means (i) for purposes of calculating the Adjusted Treasury Rate for any day, two percent (2.00%) per annum, (ii) for purposes of calculating the Euro- Dollar Rate for any day, two percent (2.00%) per annum, and (iii) for purposes of calculating the applicable per annum rate for determination of the LC Fee (the "LC Fee Rate") for any period for purposes of Section 2.7(c), one percent (1.00%) per annum, PROVIDED that, if as of the last day of any Fiscal Quarter the ratio of Consolidated Debt as of such date to EBITDA for the period of four consecutive Fiscal Quarters then ended shall fall within any of the ranges set forth in the table below, then, subject to the delivery to the Lender of a certificate of a senior financial officer of the Borrower demonstrating such fact prior to the end of the next succeeding Fiscal Quarter, the "Applicable Percentage" for purposes of determining the Adjusted Treasury Rate, the Euro-Dollar Rate and the LC Fee Rate, shall be reduced to the rate per annum set forth opposite such range in the table below during the period commencing on the Quarterly Date on or immediately following the date of receipt of such certificate to but not including the next succeeding Quarterly Date thereafter (except that notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing at the time of delivery of such certificate or at any time following the same until such next succeeding Quarterly Date, the Applicable Percentage shall not as a consequence of this proviso be so reduced for the period from the occurrence of such Event of Default and so long as the same shall be continuing):

        If the Ratio of Consolidated                          The Applicable Percentage, Per Annum,
              Debt to EBITDA is                                         Shall Be, For Determining the

                                                        Adjusted           Euro-Dollar
                                                      Treasury Rate           Rate             LC Fee Rate

           Less than 1.35 to 1.00                        1.250%                 1.250%              0.500%

          1.35 to 1.00 or more but                       1.500%                 1.500%              0.675%
        no greater than 1.80 to 1.00

          Greater than 1.80 to 1.00                      1.750%                 1.750%              0.750%
         but less than 2.70 to 1.00

         "Assignee" has the meaning set forth in Section 9.6(c).

         "Authority" has the meaning set forth in Section 8.2.

         "Borrower" means Waste Industries, Inc, a North Carolina corporation, and its successors and permitted assigns.


R#0172880.06
                                      - 2 -

         "Borrowing" means a borrowing hereunder consisting of Loan made to the Borrower by the Lender pursuant to Article 2. A Borrowing is a"Facility A Borrowing" if such Borrowing is of a Facility A Loan under the Facility A Commitment, or a "Facility B Borrowing" if such Borrowing is of a Facility B Loan under the Facility B Commitment.

         "Capital Expenditures" means, for any period, the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

         "Capital Leases" means, at any time, all leases reflected on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries or a lease that should be so reflected under GAAP.

         "Capitalized Lease Obligation" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Borrower or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with GAAP.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

         "Change of Law" has the meaning set forth in Section 8.2.

         "Class" has the meaning set forth in Section 1.7.

         "Closing Date" means the date on which there shall have been satisfied all of the conditions specified in Article 3 to the making of Loans and the issuance of a Letter of Credit on the occasion of the first Borrowing or Letter of Credit issuance hereunder, but in no event later than April 12, 1996.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Combination" means the merger of each of the respective members of the Combined Group (other than the Borrower) with and into the Borrower as the surviving corporation and the Borrower's purchase of all properties used or occupied by any member of the Combined Group and previously owned by the Partnership.

         "Combined Group" means the Borrower, Waste Enterprises, Inc., Waste Industries West, Inc., Waste Industries East, Inc., KABCO, Inc., AmLease, Inc., and Conway 378 Properties, Inc., each of which is a North Carolina corporation, and Waste Industries South, Inc., a South Carolina corporation.

         "Commitments" means the Facility A Commitment and the Facility B Commitment.

         "Compliance Certificate" has the meaning set forth in Section 5.1(f).

         "Consolidated" means, with respect to any item of financial information, the item of financial information for the Borrower and its Consolidated Subsidiaries consolidated in accordance with GAAP.

         "Consolidated Current Assets" means, at any time, all assets of the Borrower and its Consolidated Subsidiaries that, in accordance with GAAP, should be classified as current assets on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

         "Consolidated Current Liabilities" mean, at any time, all liabilities of the Borrower and its Consolidated Subsidiaries that, in accordance with GAAP, should be classified as current liabilities on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries; EXCLUDING HOWEVER, to the extent that liabilities in respect thereof would be so classified, the Facility B Loans and Letter of Credit Obligations.

         "Consolidated Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated Fixed Charges" means, for the Borrower and its Consolidated Subsidiaries, the sum (without duplication) of:

                  (a) all Rentals (excluding all principal components of Rentals under Capitalized Lease Obligations) paid during the most recently completed four Fiscal Quarters (the "Prior Period");

                  (b) all Consolidated Interest Charges for the Prior Period;
         and

                  (c) all Restricted Payments paid during the Prior Period (i) on or in respect of Redeemable Stock of the Borrower or (ii) pursuant to the Cross Purchase Agreement or any Stock Purchase Agreement.

         "Consolidated Interest Charges" means, for the Borrower and its Consolidated Subsidiaries on a Consolidated basis for the four Fiscal Quarters most recently ended, all interest expense (as determined in accordance with GAAP) on all Consolidated Debt (including imputed interest in respect of Capitalized Lease Obligations) net of interest income.

         "Consolidated Net Income" means, for any period, net income determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net
Income:

                  (a) any net income of any Person if such Person is not a Subsidiary, except that equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary to the Borrower or a Wholly Owned Subsidiary as a dividend or other distribution (subject, in the case of a dividend of other distribution to a Subsidiary, to the limitation contained in clause (c) below);

                  (b) any net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition except to the extent that there exists for any such Person audited financial statements for the most recently ended fiscal year of such Person;

                  (c) any net income of a Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Borrower, except that equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary to the Borrower or a Wholly Owned Subsidiary during such period as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause);

                  (d) any gain realized upon the sale or other disposition of any property, plant or equipment (including pursuant to any sale-leaseback arrangement) which is not sold or otherwise disposed or in the ordinary course of business and any gain realized upon the sale or other disposition of any capital stock of any Person; or

                  (e)      any other extraordinary items.

         "Consolidated Net Working Capital" means, at any time, the amount by which Consolidated Current Assets (excluding cash and cash equivalents) exceed Consolidated Current Liabilities (excluding Current Maturities of Long Term
Debt).

         "Consolidated Net Worth" means, at any time, for the Borrower and its Consolidated Subsidiaries on a Consolidated basis, shareholders' equity at such time determined in accordance with GAAP, BUT EXCLUDING any Redeemable Stock of the Borrower.

         "Consolidated Operating Cash Flow" means, for any period, the sum of
(i) EBITDA for such period MINUS (ii) all dividends paid during such period, PLUS (iii) any decrease in Consolidated Net Working Capital during such period MINUS (iv) any increase in Consolidated Net Working Capital during such period.

         "Consolidated Senior Debt" means, at any time, all Consolidated Debt other than Subordinated Debt.

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

         "Consolidated Total Capital" means, at any time, the sum of (i) Consolidated Net Worth, and (ii) Consolidated Debt.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414 of the Code.

         "Cross Purchase Agreement" means the Cross Purchase Agreement, dated July 10, 1990, as amended by that Amendment of Cross Purchase Agreement dated as of May 1, 1995, each by and among Lonnie C. Poole, Jr., Jimmy W. Perry, J. Gregory Poole, Jr., Robert H. Hall, the Borrower, Waste Enterprises, Inc., Waste Industries South, Inc., Waste Industries West, Inc., Waste Industries East, Inc., and KABCO, Inc., and as further amended by that Second Amendment of Cross Purchase Agreement, dated as of April 1, 1996, by and among Lonnie C. Poole, Jr., Jimmy W. Perry, J. Gregory Poole, Jr., Robert H. Hall, Lonnie C. Poole, III, Scott J. Poole and the Borrower.

         "Current Maturities of Long Term Debt" means, at any date, the aggregate amount of all principal payments which are scheduled to be made by the Borrower and its Consolidated Subsidiaries in respect of Long Term Debt during the twelve month period beginning on such date or (if such date is not the first day of a month) on the first day of the month immediately following such date.

         "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Stock of such Person (in the event such Person is a corporation), (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person; PROVIDED that trade accounts payable, accrued expenses, withholding taxes and deferred taxes, in each case arising in the ordinary course of business, shall not constitute "Debt."

         "Default" means any act, event, condition, occurrence or circumstance that constitutes an Event of Default or that, with the giving of notice or lapse of time or both, would become an Event of Default unless cured or waived in writing.

         "Default Rate" means, with respect to any Loan on any day, a rate per annum equal to the sum of the Treasury Rate as in effect on such day plus four percent (4.0%) per annum.

         "Depreciation" means, for any period, the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP consistently applied.

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Raleigh, North Carolina are authorized or required by law to close.

         "EDITDA" means, for any period, Consolidated Net Income adjusted by adding thereto the amount of all amortization of intangibles, interest, taxes and depreciation that was deducted in arriving at Consolidated Net Income for such period.

         "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

         "Environmental Authority" means any Governmental Authority that exercises any duly authorized form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other duly authorized entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from or relating in any way to any Environmental Requirements.

         "Environmental Notices" means (a) any written communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirement or any investigation concerning any purported violation of any Environmental Requirement, (b) any written communication from any other Person threatening litigation or administrative proceedings against or involving the Borrower or any of its Subsidiaries relating to an alleged violation of any Environmental Requirements, and (c) any complaint, petition or similar documents filed by any other Person commencing litigation or administrative proceedings against or involving the Borrower or any Subsidiary relating to an alleged violation of any Environmental Requirements.

         "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) of any Hazardous Materials. "Environmental Releases" does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

         "Environmental Requirements" means any applicable local, state or federal law, rule or regulation , permit, order, decision, determination or requirement relating to health, safety or the environment.

         "Equity Rights" means, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding Securities convertible into, any additional shares of Stock of or partnership or other ownership interests of any type in, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Euro-Dollar Rate" means, for any day during any calendar month, a rate per annum equal to the sum of (a) the Applicable Percentage in effect for such day PLUS (b) the Adjusted LIBO Rate for such month. For purposes of determining the Euro-Dollar Rate for any day, changes in the Euro-Dollar Reserve Percentage or the Applicable Percentage shall be effective on the date of each such change.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Loans bearing interest at the Euro-Dollar Rate is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of the Lender to United States residents). The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         "Event of Default" has the meaning set forth in Section 7.1.

         "Facility A Commitment" means $20,000,000, as such amount may be reduced from time to time pursuant to Section 2.8.

         "Facility A Fee" has the meaning set forth in Section 2.7(b).

         "Facility A Loans" has the meaning set forth in Section 2.1(a).

         "Facility A Maturity Date" means, with respect to the Facility A Commitment and the Facility A Loans, April 1, 2006, or such later date as may be agreed upon by the Lender and the Borrower, each acting in its sole and absolute discretion, as evidenced by a written amendment to this Agreement.

         "Facility A Note" means the promissory note of the Borrower provided for by Section 2.4(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the shall same be modified, amended, supplemented, restated, extended, consolidated, renewed or replaced and in effect from time to time.

         "Facility A Payment Dates" means May 1, 1999, and the first day of each month thereafter until and including March 1, 2006; PROVIDED that if any such day is not a Domestic Business Day, such Facility A Payment Date shall be on the next succeeding Domestic Business Day.

         "Facility A Termination Date" means, with respect to the Facility A Commitment, April 1, 1999, or such later date as may be agreed upon by the Lender and the Borrower, each acting in its sole and absolute discretion, as evidenced by a written amendment to this Agreement.

         "Facility B Commitment" means $5,000,000, as such amount may be reduced from time to time pursuant to Section 2.8.

         "Facility B Loans" has the meaning set forth in Section 2.1(b).

         "Facility B Maturity Date" means, with respect to the Facility B Commitment and the Facility B Loans, April 1, 1998, or such later date as may be agreed upon by the Lender and the Borrower, each acting in its sole and absolute discretion, as evidenced by a written amendment to this Agreement.

         "Facility B Note" means the promissory note of the Borrower provided for by Section 2.4(b) and all promissory notes delivered in substitution or exchange therefor, in each case as the shall same be modified, amended, supplemented, restated, extended, consolidated, renewed or replaced and in effect from time to time.

         "Fair Market Value" means , at any time, the sale value of property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to by or to sell, respectively.

         "Fiscal Quarter" means any fiscal quarter of the Borrower.

         "Fiscal Year" means any fiscal year of the Borrower.

         "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.2, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any instrumentality of any of the foregoing.

         "Guaranty" or "Guarantee" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds for the purchase or payment of such indebtedness or obligation, or to maintain any working capital or other balance sheet condition or any income statement condition of any Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness of obligation against loss in respect thereof.

In any computation of the indebtedness of other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Materials" means (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss.6901 et seq., or in any applicable state or local law or regulation, (b) hazardous substances as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by- product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation, or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended and in effect from time to time.

         "Hostile Tender Offer" means, with respect to the use of proceeds of any Borrowing, any offer to purchase, or any purchase of, shares of Stock of any corporation or equity interests in any other entity, or Securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, Securities or rights are of a class that is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, Securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or equivalent governing body of such other entity prior to the date on which the Borrower makes a Borrowing.

         "Investment" means, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution by such Person (by means of transfer of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition or beneficial ownership by such Person of, or of a beneficial interest in, Stock, partnership interest, bonds, notes, debentures or other Securities issued by any other Person.

         "LC Fee" has the meaning set forth in Section 2.7(c).

         "Lender" means Branch Banking and Trust Company, a North Carolina banking corporation, and its successors and assigns.

         "Letter of Credit" has the meaning set forth in Section 2.2(a).

         "Letter of Credit Application" has the meaning set forth in Section 2.2(a).

         "Letter of Credit Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by the Lender and not theretofore reimbursed.

         "LIBO Rate" means, for any calendar month, a rate per annum equal to the arithmetic average (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, to the next higher 1/100 of 1%) of rates quoted in the Wall Street Journal (Credit Markets Section) or on Bloomberg Screen MMR42, for value or settlement on the first Euro- Dollar Business Day of such month for deposits in Dollars offered in the London interbank market by five major European Lenders or (if the above method shall not be available) a rate determined by a substitute method of determination agreed on by the Borrower and the Lender; PROVIDED that, if such an agreement is not reached within a reasonable period of time (as determined in the Lender's sole, reasonable judgment), the "LIBO Rate" for such month shall be a rate per annum reasonably determined by the Lender in its sole discretion as a rate being paid, for value as of the first Euro-Dollar Business Day of such month, by first class banking organizations (as determined by the Lender) in the London interbank market for Dollar deposits.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) except in connection with an Operating Lease permitted under Section 6.15, or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

         "Loans" means Facility A Loans and Facility B Loans.

         "Loan Documents" means this Agreement, the Notes, the Letter of Credit Applications, any amendment of this Agreement, any Note or any Letter of Credit Application, any other document evidencing, relating to, securing or guarantying the payment of the Loans or the Letter of Credit Obligations, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Loans, the Letters of Credit or the Letter of Credit Obligations, as any such document or instrument shall be modified, amended, supplemented or restated and in effect from time to time.

         "Long Term Debt" at any time means all Consolidated Debt at such time that, in accordance with GAAP, would be classified as long-term debt, but in any event shall include, without limitation, (i) any Consolidated Debt that matures (or the maturity of which may at the option of the Borrower or any Subsidiary be extended such that it matures) more than one year after the creation of such Consolidated Debt or issuance of the commitment to advance the same, and (ii) without duplication, any Consolidated Debt outstanding under line of credit, revolving credit or similar facilities the commitment for which to advance the same expires (or the expiration of which may at the option of the Borrower or any Subsidiary be extended such that it expires) more than one year after the date of such commitment. All references to Long Term Debt include the current portion thereof. To the extent not otherwise included and notwithstanding anything to the contrary herein, Long Term Debt shall include, without limitation, Facility B Loans and Letter of Credit Obligations.

         "Margin Stock" means "margin stock" as defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Material Adverse Effect" means, with respect to any event, act, condition, occurrence or circumstance of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences or circumstance or circumstances, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the condition (financial or otherwise), operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

         "Maturity Dates" means the Facility A Maturity Date and the Facility B Maturity Date.

         "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

         "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

         "Net Proceeds of Stock" means any proceeds received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Stock of the Borrower or such Subsidiary, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Stock.

         "Non-Redeemable Stock" of any Person means any Stock of such Person that is not Redeemable Stock of such Person.

         "Notes" means the Facility A Note and the Facility B Note.

         "Notice of Borrowing" has the meaning set forth in Section 2.3(a).

         "Obligations" means all indebtedness, obligations and liabilities to the Lender existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Borrower under this Agreement or any other Loan Document.

         "Operating Lease" means any lease of real or personal property, plant, equipment or buildings for a term (including any renewals or extensions permitted) greater than one year, which is not a Capitalized Lease Obligation.

         "Participant" has the meaning set forth in Section 9.6(b).

         "Partnership" means Property Management Group, a North Carolina general partnership.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Acquisitions" has the meaning set forth in Section 6.13.

         "Person" means an individual, a corporation, a partnership (including without limitation, a joint venture), a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

         "Priority Debt" means, at any time, (i) all Debt of the Borrower that is secured by any Lien on any property of the Borrower or any Subsidiary, other than a Lien described in paragraphs (b), (c), (i) and (j) of Section 6.14, and
(ii) all Debt of any Subsidiary, other than Debt owing exclusively to the Borrower or to a Wholly Owned Subsidiary.

         "Pro Forma Financial Statements" has the meaning set forth in Section 3.1(c)(v).

         "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary or (at any time prior to the Combination) by any other member of the Combined Group, wherever located.

         "Prudential" means The Prudential Insurance Company of America.

         "Quarterly Dates" means the first Domestic Business Day of January, April, July and October in each year, the first of which shall be the first such day after the date of this Agreement.

         "Reasonable Attorneys' Fees" means attorneys' fees based upon actual hours worked at normal hourly billing rates and not based upon any percentage of any amount owing or in dispute, premium, results achieved or any non-hourly charge.

         "Redeemable Stock" of any Person means any Stock of such Person that is, by the terms thereof or by the terms of such Person's Certificate or Articles of Incorporation, at any time prior to the Maturity Date of any Class either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

         "Rentals" means, for any period of determination, all fixed rents or charges (including as such all payments during any such period of determination which the lessee is obligated to make on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary (as lessee, sublessee, licensee, franchisee or the like) for such period under a lease, license, or other agreement for the use or possession of real or personal property, tangible or intangible, as determined in accordance with GAAP.

         "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

         "Requirements of Law" means, as to any Person, the articles or certificate of incorporation, charter and by-laws or other organizational or governing documents of such Person (including, without limitation, certificates of designation of any Stock of such Person), and any law, rule or regulation, or order, award, judgment, decree, writ or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Person or binding on such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Regulations G, U or X of the Board of Governors of the Federal Reserve System, ERISA, the Fair Labor Standards Act, any Environmental Requirement, any Environmental Authorization, any Environmental Judgments and Orders, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or environmental, labor, employment, occupational safety or health law, rule or regulation.

         "Restricted Payment" means (a) any dividend or other distribution on or in respect of any shares of the Borrower's Stock (b) any dividend or other distribution on or in respect of the shares of any Subsidiaries Stock that is payable to any Person other than the Borrower or a Wholly Owned Subsidiary, or
(c) any payment by the Borrower or any Subsidiary on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Borrower's or such Subsidiary's Stock (except shares acquired upon the conversion thereof into other shares of its Non-Redeemable Stock) or (ii) any option, warrant or other right to acquire shares of the Borrower's Stock or other Securities or the Borrower or any Subsidiary convertible into shares of the Borrower's Stock.

         "Security" has the meaning assigned to such term in Section 2(l) of the Securities Act of 1933, as amended.

         "Senior Note Agreement" means the Note Purchase and Private Shelf Agreement, dated as of April 2, 1996, by and between the Borrower and Prudential, as the same shall be amended, supplemented, restated, extended, renewed or otherwise modified and in effect from time.

         "Senior Notes" means the Borrower's 7.28% Senior Series A Notes due April 2, 2006, issued to Prudential pursuant to the Senior Note Agreement.

         "Shelf Notes" means the Borrower's senior unsecured promissory notes issued from time to time under Section 2B of the Senior Note Agreement.

         "Stock" of any Person means any capital stock or other equity Security, of any classification, of such Person or any Subsidiary of such Person (to the extent issued to a Person other than such Person or a Wholly Owned Subsidiary of such Person).

         "Stock Option Agreements" means each of those stock option agreements between a member of the Combined Group and certain of its employees, entered into prior to the date hereof, pursuant to which such member granted to such employee an option to purchase a designated number of shares of such member's Stock.

         "Stock Purchase Agreements" means each of those stock purchase agreements between a member of the Combined Group and certain of its employees, entered into prior to the date hereof, pursuant to which such member has agreed to purchase, and such employee has agreed to sell, the shares of Stock of such member issued to such employee pursuant to a Stock Option Agreement between such member and such employee.

         "Stock Option Plan Shares" means the shares of Stock of the respective members of the Combined Group issued upon the exercise of options granted pursuant to the Stock Option Agreements, and includes, in the case of such shares so issued by a member of the Combined Group other than the Borrower, shares of the Borrower's voting or non-voting common Stock, as applicable, issued or to be issued in exchange therefor in connection with the merger of such member with and into the Borrower, as the surviving corporation, as part of the Combination.

         "Stock Option Plan Documents" means the Stock Option Agreements and the Stock Purchase Agreements.

         "Subordinated Debt" means Debt of the Borrower or of any Consolidated Subsidiary that is at all times fully subordinated, without qualification or contingency and otherwise in right of payment, in right to participate in liquidating distributions and in all other respects on terms not less favorable than those set forth in Schedule 6.10.

         "Subsidiary" of any Person means any corporation or other entity of which Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such Person. Unless otherwise indicated, all references herein to Subsidiaries refer to Subsidiaries of the Borrower.

         "Substantial Part" means, with respect to any transfer, assets which
(a) together with all other assets disposed of by the Borrower or any Subsidiary in the same Fiscal Year constitute 10% or more of the Consolidated assets of the Borrower and its Consolidated Subsidiaries as of the beginning of such Fiscal Year or (b) contributed 10% or more of Consolidated Net Income for the period of four consecutive Fiscal Quarters most recently ended.

         "Taxes" has the meaning set forth in Section 2.11(c).

         "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

         "Transferee" has the meaning set forth in Section 9.6(d).

         "Treasury Rate" means, for any calendar month, a rate per annum equal to the weekly average yield on United States Treasury Notes adjusted to a constant maturity of one year, as most recently published by the Board of Governors of the Federal Reserve System, and as listed in the Wall Street Journal or on Bloomberg Screen H15T1Y, three Business Days prior to the first day of such month.

         "Type" has the meaning set forth in Section 1.7.

         "Unused Facility A Commitment" means, at any date with respect to the Facility A Commitment, an amount equal to such Commitment less the aggregate principal amount of the Facility A Loans then outstanding.

         "Unused Facility B Commitment" means, at any date with respect to the Facility B Commitment, an amount equal to such Commitment less the sum of the aggregate principal amount of the Facility B Loans and Letter of Credit Obligations then outstanding.

         "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote in an election of the Borrower's corporate directors (or Persons performing similar functions).

         "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person all of the shares of Stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person. Unless otherwise indicated, all references herein to Wholly Owned Subsidiaries refer to Wholly Owned Subsidiaries of the Borrower.

         1.2.     Accounting Terms and Determinations.

         (a) APPLICATION OF GAAP. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lender, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.1, means the financial statements referred to in Section 4.4).

         (b) COMBINED FINANCIAL POSITION OR RESULTS OF OPERATIONS. Whenever any determination is to be made hereunder for any fiscal period which includes, as a part thereof, any period prior to the consummation of the Combination (a "Pre-Combination Period"), then such determination shall be made on the basis of
(i) the combined and consolidated financial position or results of operations of the Borrower and its Consolidated Subsidiaries for such Pre-Combination Period, determined on a PRO FORMA basis after giving effect to the Combination, and (ii) the consolidated financial position or results of operations of the Borrower and its Consolidated Subsidiaries for the remainder of such period. For any Pre- Combination Period, the Borrower shall submit to the Lender restated financial statements, prepared on a PRO FORMA basis to reflect the Combination, in sufficient detail to permit verification of the Borrower's compliance with the covenants set forth in
Article 6.

         1.3. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

         1.4. Terminology. Except as otherwise expressly provided in this
Agreement: all personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular; the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedules hereto, if any, that are a part hereof, and not to any particular Section, Article, paragraph or other subdivision; "or" is not exclusive; and the words "include," "includes" and "including" are not limiting.

         1.5. Headings. Article, Section and other headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         1.6. References. Except as otherwise expressly provided in this
Agreement: a reference to an Article, Section, paragraph or other subdivision, or to a Schedule or an Exhibit, is a reference to an Article, Section, paragraph or other subdivision of, or to a Schedule or an Exhibit to, this Agreement; a reference to any agreement or other contract includes past and future permitted supplements, amendments, modifications and restatements thereto or thereof; a reference to any law includes any amendment or modification to such law, any replacement or successor law or laws and any rules and regulations promulgated under such law or any replacement or successor law or laws; a reference to a particular provision of any law, rule or regulation includes any successor provision or provisions; a reference to a Person includes its permitted successors and assigns; any right may be exercised at any time and from time to time; and, except as otherwise expressly provided therein, all obligations under any agreement or other contract are continuing obligations throughout the term of such agreement or contract.

         1.7. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Borrowing of a Loan, a Commitment to make or a Loan or a Maturity Date for such Commitment or Loan) refers to whether such Loan is a Facility A Loan or a Facility B Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan bears interest at the Adjusted Treasury Rate or at the a Euro-Dollar Rate, each of which constitutes a Type. Loans may be identified by both Class and Type.

                             ARTICLE 2. THE CREDITS

         2.1.     Commitments to Make Loans.

         (a) FACILITY A COMMITMENT. The Lender agrees, on the terms and conditions set forth herein, to make loans to the Borrower from time to time before the Facility A Termination Date; PROVIDED that, immediately after each such loan is made, the aggregate outstanding principal amount of such loans shall not exceed the amount of the Facility A Commitment (the loans described in this Section 2.1(a) are referred to herein as "Facility A Loans"). Within the foregoing limits and subject to paragraph (c) of this Section, the Borrower may borrow under this Section 2.1(a), repay and reborrow Facility A Loans under this
Section 2.1(a) at any time before the Facility A Termination Date. The proceeds of the initial Facility A Borrowing hereunder shall be used only for the refinancing of Consolidated Debt outstanding on the date of this Agreement, the purchase of properties by the Borrower from the Partnership as part of the Combination, and to pay closing costs relating to or arising out of the Combination, the Senior Note Agreement and this Agreement. The proceeds of all subsequent Facility A Borrowings shall be used only for the funding the costs of Permitted Acquisitions and Capital Expenditures.

         (b) FACILITY B COMMITMENT. The Lender agrees, on the terms and conditions set forth herein, to make loans to the Borrower from time to time before the Facility B Maturity Date; PROVIDED that, immediately after each such loan is made, the sum of the aggregate outstanding principal amount of such loans PLUS the then outstanding Letter of Credit Obligations shall not exceed the amount of the Facility B Commitment (the loans described in this Section 2.1(b) are referred to herein as "Facility B Loans"). Within the foregoing limits and subject to paragraph (c) of this Section and subject further to
Section 2.10(b), the Borrower may borrow under this Section 2.1(b), repay and reborrow Facility B Loans under this Section 2.1(b) at any time before the Facility B Maturity Date. The proceeds of any Facility B Borrowing shall be used only for the payment of reimbursement obligations with respect to Letters of Credit issued hereunder and for working capital and other valid corporate purposes.

         (c) COMMITMENT TERMINATION. Notwithstanding anything herein to the contrary, in the event that the Commitment of either Class shall be terminated pursuant to Section 2.8 or Section 7.2 prior to, or (in the absence of such a termination) from and after the expiration of such Commitment on, the Facility A Termination Date (in the case of the Facility A Commitment) or the Facility B Maturity Date (in the case of the Facility B Commitment), no further Loans of such Class shall be made.

         2.2.     Letter of Credit Subfacility.

         (a) ISSUANCE. Subject to the terms and conditions hereof and of the letter of credit application executed in connection with the issuance of each standby letter of credit (each a "Letter of Credit Application"), if any, and any other terms and conditions which the Lender may reasonably require, the Lender will from time to time issue such standby letters of credit (each such standby letter of credit, as extended, renewed, modified or replaced from time to time, a "Letter of Credit") from the Closing Date until the Facility B Maturity Date as the Borrower may request, in a form reasonably acceptable to the Lender; PROVIDED that (i) the sum of Facility B Loans outstanding plus Letter of Credit Obligations outstanding shall not at any time exceed the Facility B Commitment as then in effect, and (ii) unless otherwise agreed by Lender, (A) no documentary letters of credit shall be issued and (B) Letters of Credit shall be issued solely to secure the performance by the Borrower of its contractual obligations. Except as otherwise expressly agreed, no Letter of Credit shall have an original expiry date more than one year from the date of issuance; PROVIDED that, no Letter of Credit (as originally issued or as extended) shall have an expiry date extending beyond the Facility B Maturity Date.

         (b) NOTICE. Each request for the issuance of a Letter of Credit shall be submitted to the Lender at least three (3) Domestic Business Days prior to the requested date of issuance.

         (c) REIMBURSEMENT. In the event of any drawing under any Letter of Credit, the Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Lender of its intent to otherwise reimburse the Lender, the Borrower shall be deemed to have requested a Facility B Loan in the amount of such drawing, the proceeds of which will be used to satisfy the reimbursement obligations resulting from such drawing. The Borrower shall reimburse the Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Facility B Loan obtained hereunder or otherwise) in same day funds as provided in the Letter of Credit Application. If the Borrower shall fail to reimburse the Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a per annum rate equal to the Treasury Rate PLUS four percent (4.0%) per annum. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Lender, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit.

         (d) AMENDMENTS, RENEWALS, ETC. The issuance of any supplement, modification or amendment to any Letter of Credit that extends the expiration date of, or the issuance of any other renewal or extension of any Letter of Credit, shall in each case, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (e) CASH COLLATERAL. If for any reason the Letter of Credit Obligations outstanding at any time shall exceed the Facility B Commitment as then in effect, the Borrower shall, immediately upon Lender's demand, deposit with Lender cash in an amount equal to such excess, to be held by the Lender in an interest bearing cash collateral account as additional security for the Letter of Credit Obligations for subsequent drawings under all then outstanding Letters of Credit (and the Borrower hereby grants to Lender a security interest in all such cash).

         (f)      ADDITIONAL PROVISIONS.

                  (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for failure to honor a drawing under a Letter of Credit in any instance where the beneficiary of such Letter of Credit shall fail to comply fully with conditions required in order to draw upon such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; or (G) for any consequences arising from causes beyond the control of the Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Lender's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Lender under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Lender shall not, in any way, be liable for any failure by the Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Lender.

                  (iv) Nothing in this Section 2.2(f) is intended to limit the reimbursement obligation of the Borrower contained in Section 2.2(c) hereof. The obligations of the Borrower under this Section 2.2(f) shall survive the termination of this Agreement and the payment of the Obligations. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lender to enforce any right, power or benefit under this Agreement.

                  (v) Notwithstanding anything to the contrary contained in this
         Section 2.2(f), the Borrower shall have no obligation to indemnify the Lender in respect of any liability incurred by the Lender as a result of the Lender's gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

         2.3.     Method of Borrowing Loans.

         (a) NOTICE. The Borrower shall give the Lender prior notice of each Borrowing, which notice (X) if for a Facility A Borrowing, shall be in writing, duly executed by not less than two authorized signatories or (in the case of a Borrowing on the Closing Date) one authorized signatory of the Borrower and in the form attached hereto as Exhibit A (a "Notice of Borrowing") or (Y) if for a Facility B Borrowing, may be telephonic or written and, if written, made by the delivery of a Notice of Borrowing duly executed by the Borrower. Each such notice must be received prior to 11:00 A.M. (Raleigh, North Carolina time) at least 3 Euro-Dollar Business Days or (if for any reason the Loans are then accruing, or on the date of such Borrowing, will accrue, interest at the Adjusted Treasury Rate) 1 Domestic Business Day before each Borrowing, and shall specify:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day,

                  (ii) the amount of such Borrowing, and

                  (iii) whether the Loan comprising such Borrowing is to be a Facility A Loan or a Facility B Loan.

Upon receipt of any such notice (whether written or telephonic), such notice shall not thereafter be revocable by the Borrower. If a Facility A Borrowing and Facility B Borrowing are to be made on the same date, a separate Notice of Borrowing shall be required for each.

         (b) FUNDING. Not later than 11:00 A.M. (Raleigh, North Carolina time) on the date of each Borrowing, the Lender shall make available such Borrowing, in Federal or other funds immediately available in Raleigh, North Carolina, to the Borrower at the Lender's address referred to in or specified pursuant to
Section 9.1.

         (c) CASH MANAGEMENT BORROWINGS. If, in connection with any cash management services now or hereafter provided by the Lender to the Borrower or any of its Subsidiaries, funds of the Borrower or any such Subsidiary on deposit in an account with the Lender established in connection with such services are less than any targeted amount for such account or are otherwise insufficient to honor any items of payment drawn on any account of the Borrower or such Subsidiary maintained with the Lender, the Borrower hereby authorizes the Lender to make a Facility B Loan, subject to the terms, provisions and limitations set forth herein, in the amount of such deficiency or insufficiency and to credit the proceeds of such Loan to such account or to apply such proceeds to the payment of such items of payment, as the case may be. No Notice of Borrowing shall be required in connection with any such Facility B Loan.

         (d) RECORDS OF BORROWING REQUESTS AND OF LOANS. The Lender's records of notices of and request for Borrowings, and of Loans made hereunder, shall constitute PRIMA FACIE evidence of all Borrowing and of all Loans hereunder and may be introduced in any proceeding in connection with this Agreement as presumptive evidence thereof.

         2.4.     Notes.

         (a) FACILITY A NOTE. The Facility A Loans shall be evidenced by a single separate promissory note of the Borrower, payable to the order of the Lender for the account of its Applicable Lending Office in a principal amount equal to the original amount of the Facility A Commitment. Such note shall be dated the Closing Date and shall be substantially in the form attached as Exhibit B and otherwise duly completed.

         (b) FACILITY B NOTE. The Facility B Loans shall be evidenced by a single separate promissory note of the Borrower, payable to the order of the Lender for the account of its Applicable Lending Office in a principal amount equal to the original amount of the Facility B Commitment. Such note shall be dated the Closing Date and shall be substantially in the form attached as Exhibit C and otherwise duly completed.

         2.5.     Repayment and Maturity of Loans.

         (a) FACILITY A LOANS. Unless sooner payable in accordance with the provisions of Section 2.8, Section 2.9, Section 2.10 or Section 7.2, the aggregate principal amount of the Facility A Loans outstanding on the Facility A Termination Date shall be repaid in eight-four (84) consecutive monthly installments on each Facility A Payment Date and on the Facility A Maturity Date. Each of the first eighty-three (83) such principal installments (due on the Facility Payment Dates) shall be in an amount equal to the result (rounded to the nearest whole multiple of $100 or, if there is no nearest whole multiple of $100, to the next highest whole multiple of $100) obtained by dividing (i) the aggregate principal balance of all Facility A Loans outstanding on the Facility A Termination Date by (ii) eighty-four (84). The final such principal installment, due and payable on the Facility A Maturity Date, shall be in an amount equal the aggregate principal balance of the Facility A Loans outstanding on the Facility A Maturity Date, on which date the entire unpaid principal of and all accrued and unpaid interest on the Facility A Loans shall be due and payable in full.

         (b) FACILITY B LOANS. Unless sooner payable in accordance with the provisions of Section 2.8, Section 2.9 or Section 7.2, the aggregate principal amount of the Facility B Loans outstanding on the Facility B Maturity Date, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Facility B Maturity Date.

         2.6.     Interest.

         (a) ACCRUAL AND PAYMENT OF INTEREST. Subject to the provisions of
Article 8, for each day that any principal of any Loan is outstanding (from including the date such principal is advanced hereunder to but excluding the date such principal shall have repaid), such principal shall bear interest at a rate per annum equal to the Euro-Dollar Rate for such day; PROVIDED that, if a Default shall have occurred and is continuing, the Lender may elect, effective immediately (with notice of such election to be promptly given to the Borrower), that the principal of all Loans outstanding from time to time shall bear interest at the Adjusted Treasury Rate for each day until such Default shall have been waived or cured to Lender's satisfaction; and PROVIDED FURTHER that any overdue principal of and, to the extent permitted by applicable law, overdue interest (whether accruing at the Euro-Dollar Rate or the Adjusted Treasury
Rate) on any Loan shall bear interest, for each day until paid, at a rate per annum equal to the Default Rate. The interest on any Loan, whether accruing at the Euro-Dollar Rate or the Adjusted Treasury Rate, shall be due and payable in arrears on the first day of each month, commencing on the first such day after the Borrowing of such Loan, and any interest accruing at the Default Rate shall be payable upon demand.

         (b) RATE DETERMINATIONS. The Lender shall determine the Euro-Dollar Rate for each month (subject to any change thereof as the result of a change in the Euro-Dollar Reserve Percentage or the Applicable Percentage), and the Lender's determination thereof shall be conclusive in the absence of manifest error.

         (c) INTEREST AT DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans and all unpaid reimbursement obligations arising from a drawing under any Letter of Credit (and, to the extent permitted by applicable law, all accrued interest thereon) shall, at the election of the Lender, bear interest at the Default Rate, payable upon demand.

         2.7.     Fees.

         (a) CLOSING FEE. On the Closing Date the Borrower shall pay to the Lender a closing fee in the amount of $62,500. Such fee shall be fully earned by the Lender on the Closing Date.

         (b) FACILITY A FEE. The Borrower shall pay to the Lender an unused commitment fee (the "Facility A Fee") calculated at the rate of one-eighth of one percent (0.125%) per annum on the daily average amount of the Unused Facility A Commitment. The Facility A Fees shall accrue from and including the Closing Date to but excluding the Facility A Termination Date and shall be payable on the first Domestic Business Day in July of 1997, on each Quarterly Date thereafter, and on the Facility A Termination Date; PROVIDED that, should the Facility A Commitment be terminated at any time prior to the Facility A Termination Date for any reason, the entire accrued and unpaid Facility A Fee shall be paid on the date of such termination for the period that the Facility A Commitment was in effect.

         (c) LC FEE. Upon or prior to the issuance or renewal of each Letter of Credit hereunder, the Borrower shall pay to Lender a commission (in respect of any Letter of Credit, the "LC Fee") in an amount equal to the product obtained by multiplying (i) the product of the face amount of such Letter of Credit TIMES the Applicable Percentage in effect at the time of such issuance or renewal TIMES (ii) a fraction, the denominator of which is 360 and the numerator of which is the total number of days during the entire initial or renewal term, as the case may be, of such Letter of Credit; PROVIDED that if for any reason the original or renewal term of such Letter of Credit shall be greater than one year, then for such Letter of Credit the LC Fee shall be equal to the sum of (X) the product of the face amount of such Letter of Credit TIMES such Applicable Percentage TIMES the number of whole years during such term and (Y) for the remaining period of such term, the product obtained by multiplying (1) the product of the face amount of such Letter of Credit TIMES such Applicable Percentage TIMES (2) a fraction, the denominator of which is 360 and the numerator of which is the total number of days during such remaining period.

         2.8. Optional Termination or Reduction of Commitments. Upon at least three Domestic Business Days' notice to the Lender, the Borrower may (a) terminate either Commitment at any time or (b) reduce either Commitment from time to time by an amount designated by the Borrower in such notice; PROVIDED that no such termination or reduction shall be made which would reduce the Commitment of either Class to an amount less than the sum of the Loans of such Class then outstanding PLUS (in the case of a termination or reduction of the Facility B Commitment) the Letter of Credit Obligations then outstanding. If a Commitment of either Class is terminated in its entirety, then notwithstanding anything herein to the contrary the entire, aggregate principal balance all Loans of such Class then outstanding, all accrued and unpaid interest on such Loans, and all accrued fees in respect of such Commitment (as provided in paragraph (b) or (c), as applicable, of Section 2.8) shall be due and payable in full on the effective date of such termination. A notice of reduction or termination of a Commitment hereunder, once given, shall not thereafter be revocable by the Borrower.

         2.9. Optional Prepayments. Subject to the provisions of this Agreement, the Loans of either Class may be borrowed, repaid and reborrowed from time to time prior to the termination or expiration of the Commitment of such Class. From and after the expiration of the Facility A Commitment on the Facility A Termination Date, the Borrower may, upon at least one Domestic Business Day's notice to the Lender, prepay the outstanding Facility A Loans in whole at any time, or in part from time to time, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such notice shall specify that it is a notice of prepayment given pursuant to this
Section 2.9 and shall designate (a) the date of such prepayment and (b) the principal amount of the Facility A Loans that is to be so prepaid by the Borrower on such date. On the date so designated by the Borrower for prepayment in any such notice there shall be due and payable to Lender the principal of the Facility A Loans in an amount equal to the prepayment amount so designated in such notice, together with all accrued and unpaid interest thereon. A notice of prepayment pursuant to this Section, once delivered, shall not thereafter be revocable by the Borrower. Any partial prepayment of the Facility A Loans shall be applied to the principal installments of the Facility A Loans, due pursuant to Section 2.5(a), in the inverse order of their maturity.

         2.10.             Mandatory Payments and Prepayments.

         (a) LOANS IN EXCESS OF COMMITMENTS. If on any date the sum of the aggregate principal amount of the Loans of either Class PLUS (in the case of Facility B Loans) the Letter of Credit Obligations then outstanding shall exceed the Commitment of such Class for any reason (including, without limitation, a termination or reduction of such Commitment pursuant to Section 2.8 or otherwise), then, upon the Borrower's receipt of written notice from the Lender, the Borrower shall immediately pay to Lender, on such date, the amount of such excess as a principal repayment of such Loans, together with all interest accrued on the principal amount thereof so repaid.

         (b) THIRTY DAY PAYOUT. At least once during each period of twelve (12) consecutive calendar months the Borrower shall, either through a single payment or series of payments, repay all outstanding Facility B Loans , and thereafter no additional Facility B Loans shall be made until thirty (30) consecutive days shall have elapsed from the date all such Facility Loans shall have been repaid; PROVIDED that nothing herein shall require the termination or cancellation, or (subject to the provisions of this Agreement governing such issuance) limit the Borrower's rights hereunder to request the issuance, of Letters of Credit except to the extent that a Default shall have occurred and be continuing by reason of a violation of the provisions of this paragraph.

         2.11.             General Provisions as to Payments.

         (a) MANNER OF PAYMENT. The Borrower shall make each payment of principal of, and interest on, the Loans and of the Facility A Fee and the LC Fee, not later than 11:00 A.M. (Raleigh, North Carolina time) on the date when due, in Federal or other funds immediately available at the place where payment is due, to the Lender at its address set forth on its signature page hereto. Funds received after 11:00 a.m. (Raleigh, North Carolina time) on any day shall be deemed to have been paid on the next following Domestic Business Day.

         (b) DUE DATES ON NON-BUSINESS DAYS. Whenever any payment of principal of, or interest on, the Loans or any Letter of Credit Obligation, or of the Facility A Fee or the LC Fee, shall be due on a day that is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (c) TAXES. All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein, excluding (i) taxes imposed on or measured by the Lender's net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof and (ii) taxes imposed on the Lender's income, and franchise taxes imposed on it, by the jurisdiction of any Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by any applicable Requirement of Law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Lender additional amounts as may be necessary in order that the amount received by the Lender after the required withholding or other payment shall equal the amount the Lender would have received had no such withholding or other payment been made. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes, the Borrower hereby agrees to compensate the Lender for, and indemnify the Lender with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments.

         In the event the Lender receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.11(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; PROVIDED that, if at any time thereafter the Lender is required to return such refund, the Borrower shall promptly repay to the Lender the amount of such refund.

         The agreements and obligations of the Borrower contained in this
Section 2.11(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

         Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11(c) constitute continuing agreements for the benefit of the Lender and its Participants, Assignees and other Transferees and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

         2.12. Computation of Interest and Fees. Interest on all Loans, and the Facility A Fee and the LC Fee, shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                       ARTICLE 3. CONDITIONS TO BORROWINGS

         3.1. Conditions to First Borrowing or Letter of Credit Issuance. The obligation of the Lender to make a Loan on the occasion of the first Borrowing and to issue the initial Letter of Credit hereunder is subject to the satisfaction of (a) the conditions set forth in Section 3.3 and (if such Borrowing is a Facility A Borrowing) in Section 3.2, (b) the condition that Lender shall have received the closing fee referenced in Section 2.7(a), and (c) the condition that the Lender shall have received each of the following items in form and substance reasonably satisfactory to the Lender and its counsel:

                  (i) a duly executed counterpart of this Agreement signed by the Borrower;

                  (ii) the Notes evidencing the Facility A Loans and the Facility B Loans, respectively, duly executed by the Borrower, each dated the Closing Date and complying with the provisions of Section 2.4;

                  (iii) the legal opinion of Wyrick, Robbins, Yates & Ponton, L.L.P., counsel for the Borrower, dated the Closing Date, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Lender may reasonably request;

                  (iv) a certificate of a principal financial officer of the Borrower, dated the date of the first Borrowing or Letter of Credit issuance, (i) to the effect that (A) no Default has occurred and is continuing on the date of the first Borrowing or Letter of Credit Issuance, (B) the representations and warranties of the Borrower contained in Article 4 are true on and as of the date of the first Borrowing or Letter of Credit issuance hereunder, (C) the Combination has been fully completed, and (D) the Senior Notes have been issued and the Borrower has received the proceeds from the purchase thereof in an amount not less than $25,000,000, (ii) stating as of December 31, 1995 on a PRO FORMA basis (after giving effect to the Combination), the amount of Consolidated Debt on such date, the amount of EBITDA for the period of four consecutive Fiscal Quarters then ended, and the ratio of such Consolidated Debt to such EBITDA, setting forth in reasonable detail the calculation or the basis of determination of such amounts and ratio, and (iii) covering such additional matters relating to the transactions contemplated hereby as the Lender may reasonably request;

                  (v) a consolidated balance sheet as of December 31, 1995, and related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, setting forth, in conformity with GAAP, on a PRO FORMA basis (after giving effect to the Combination), the financial position of the Borrower as of such date and its results of operations and cash flows for such Fiscal Year, all certified as to fairness of presentation in all material respects, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower (collectively, the "Pro Forma Financial Statements");

                  (vi) a copy of the Articles of Incorporation of the Borrower, certified by the Secretary of State of the State of North Carolina not more than five Domestic Business Days prior to the Closing Date, which shall include all amendments, if any, to the Borrower's Articles of Incorporation made in connection with the Combination;

                  (vii) a certificate, dated not more than five Domestic Business Days prior to the Closing Date, of the Secretary of State of the State of North Carolina as to the existence of the Borrower as a North Carolina corporation;

                  (viii) certificates, dated not earlier than March 14, 1996, of the relevant taxing authorities of the State of North Carolina that the Borrower and each other member of the Combined Group has filed all returns then required to have been filed with such authorities (subject to any permitted extensions of the time for such filing) and paid all taxes then required to have been paid as shown on such returns;

                  (ix) evidence that (A) the Combination has been completed, including, without limitation, copies, certified by the North Carolina Secretary of State, of the Articles of Merger for the merger of each of the members of the Combined Group (other than the Borrower) with and into the Borrower as the surviving corporation, and (B) all consents, approvals and other actions of, and all filings with, Governmental Authorities required to effect the Combination, as set forth in
         Schedule 4.2, have been given, obtained or made;

                  (x) the following items, each certified by the Secretary or an Assistant Secretary of the Borrower on date of such Borrowing or Letter of Credit issuance:

                           (A)      a copy of the Borrower's Bylaws,

                           (B) a copy of the action taken by the Board of
                  Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes, the other Loan Documents to which the Borrower is a party, and the Note Agreement, the borrowings hereunder, the issuance of the Senior Notes and the consummation of the other transactions contemplated hereby and by the Note Agreement,

                           (C) true signatures of the officer or officers of the
                  Borrower authorized to execute and deliver this Agreement, the Notes and the other Loan Documents,

                           (D) copies of the Note Agreement, the Senior Notes
                  and all other instruments, agreements and other documents delivered at the closing of the issuance of the Senior Notes,

                           (E) a copy of the Cross Purchase Agreement, as
                  amended and in effect on the date of this Agreement, and

                           (F) a true and correct listing of (1) each Stock
                  Option Agreement and each Stock Purchase Agreement in effect on the Closing Date, identifying in each case the member of the Combined Group party thereto and each other party thereto (each such other party is referred to herein as a "Participant"), other than such member of the Combined Group,
                  (2) the number of Stock Option Plan Shares of each member of the Controlled Group issued pursuant to each such Participant upon the exercise of the option granted under each such Stock Option Agreement, together with the aggregate purchase price paid by such Participant for such shares, and (3) with respect to the Stock Option Plan Shares issued by each member of the Combined Group (other than the Borrower) to each Participant, the number of shares of the Stock Option Plan Shares of the Borrower issued or to be issued to such Participant in exchange for the Stock Option Plan Shares of such member in connection with the merger of such member with and into the Borrower, as the surviving corporation, as part of the Combination.

                           (G) a copy of a representative set of Stock Option
                  Plan Documents, which shall be substantially identical to the all other Stock Option Plan Documents except for dates, number of shares, exercise price and the identity of the parties thereto;

                           (H) copies of all instruments and agreements pursuant
                  to which the Borrower shall have acquired, or contracted to acquire, from the Partnership all of the properties used or occupied by any member of the Combined Group; and

                  (xi) such other agreements, certificates, instruments, opinions and other documents and materials as the Lender may reasonably request.

         3.2. Conditions to Facility A Borrowings. The obligation of the Lender to make a Facility A Loan on the occasion of each Facility A Borrowing is subject to the satisfaction of (a) the conditions set forth in Section 3.3 and
(b) the following additional conditions:

                  (i) that, if such Facility A Borrowing is the initial Facility A Borrowing hereunder, the Lender shall have received evidence that the proceeds of such Borrowing shall be applied by the Borrower to repay Consolidated Debt outstanding on the date of this Agreement, and such proceeds shall be remitted for the Borrower's account directly to the holder or holders of such Consolidated Debt to be so repaid, or to an agent or trustee for (and designated by) such holder or holders; and

                  (ii) that, in the case of any other Facility A Borrowing, the Lender shall have received from the Borrower each of the following items in form and substance reasonably satisfactory to the Lender:

                           (A) evidence that the proceeds of such Borrowing are
                  to be applied to (1) the price to be paid for the Stock or assets to be acquired by the Borrower in a Permitted Acquisition, (2) the price to be paid for the acquisition of assets for the growth of the Borrower's business, and (3) the reasonable and actual transaction costs incurred by the Borrower in connection such Permitted Acquisition or asset purchase;

                           (B) evidence that the conditions set forth in
                  paragraphs (a) and (c) of Section 6.13 have been satisfied in connection with the Permitted Acquisition to be funded or financed with the proceeds of such Borrowing; and

                           (C) all of the financial statements and certificates
                  required to be delivered by the Borrower pursuant to Section 6.13(b) in connection with the Permitted Acquisition to be funded or financed with the proceeds of such Borrowing.

         3.3. Conditions to All Borrowings. The obligation of the Lender to make a Loan of either Class on the occasion of each Borrowing of such Class or to issue any Letter of Credit is subject to the satisfaction of the following conditions:

                  (a) receipt by the Lender of (i) in the case of a Borrowing, a notice of such Borrowing conforming to the requirements of Section 2.3
         (a), or (ii) in the case of a Letter of Credit issuance, a Letter of Credit Application pursuant to Section 2.2(a) and a request for a Letter of Credit pursuant to Section 2.2(b), each duly executed by the Borrower;

                  (b) the fact that no Default shall have occurred and be continuing or, after giving effect to such Borrowing or Letter of Credit issuance, as the case may be, will result therefrom;

                  (c) the fact that the representations and warranties of the Borrower contained in Article 4 (other than, in the case of any Borrowing hereunder other than the first, representations and warranties expressly made as of a specific date) shall be true on and as of the date of such Borrowing or such Letter of Credit issuance, as the case may be, subject to such changes since the date of this Agreement that shall have been disclosed to the Lender in writing and to which the Lender, in its sole and reasonable discretion, shall have consented in writing; and

                  (d) the fact that, immediately after such Borrowing or such Letter of Credit issuance, as the case may be, the sum of the aggregate outstanding principal amount of the Loans of such Class PLUS (in the case of a Facility B Borrowing or a Letter of Credit issuance) the Letter of Credit Obligations then outstanding will not exceed the amount of the Commitment of such Class as of such date.

Each Borrowing hereunder and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or of such Letter of Credit issuance, as the case may be, as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section.

         3.4. Waiver of Conditions Precedent. If the Lender makes any Loan or issues any Letter of Credit hereunder prior to the fulfillment of any of the conditions precedent set forth in this Article 3, the making of such Loan or the issuance of such Letter of Credit shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and unless the Lender indicates otherwise in writing, the Borrower shall thereafter use its best efforts to fulfill each such condition promptly. No failure by the Borrower to fulfill any such condition precedent shall constitute a Default hereunder, except to the extent any such failure is continuing after the expiration of any period within which such condition is specifically required to be fulfilled.

                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         4.1. Corporate Existence and Power. Each of the Borrower and (until the consummation of the Combination) the other members of the Combined Group is

                  (a) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and

                  (b) duly qualified to transact business in every jurisdiction wherein the failure to so qualify could reasonably be expected to have or cause a Material Adverse Effect,

having all corporate powers and (except where the failure to have obtained the same could not reasonably be expected to have or cause a Material Adverse Effect) all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         4.2.     Corporate and Governmental Authorization; No Contravention.

         (a) EXECUTION, DELIVERY AND PERFORMANCE. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any Governmental Authority, (iv) do not contravene, or constitute a default under, any Requirements of Law applicable to the Borrower or any of its Subsidiaries or of any judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, or any agreement, instrument or contract to which the Borrower or any of its Subsidiaries is a party or by or to which the Borrower, any Subsidiary or any properties of the Borrower or any Subsidiary may be affected, bound or subject, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

         (b) THE COMBINATION. The execution and delivery of the instruments and agreements to be entered into, and the performance of the transactions contemplated, in connection with the Combination by each member of the Combined Group (i) are within such members corporate or (in the case of the Partnership) partnership powers, (ii) have been duly authorized by all necessary corporate or partnership action, (iii) except as set forth in Schedule 4.2, require no action by or in respect of, or (except for the filing of articles of merger) filing with, any Governmental Authority, (iv) do not contravene, or constitute a default under, any Requirements of Law applicable to any such member or of any judgment, injunction, order, decree or other instrument binding upon any such member, or any agreement, instrument or contract to which any such member is a party or by or to which any such member or any of its properties may be affected, bound or subject, and (v) do not result in the creation or imposition of any Lien on any asset of any such member.

         4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, PROVIDED that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         4.4.     Financial Information.

         (a) CURRENT FINANCIAL STATEMENTS. The combined balance sheet of the Borrower and other members of the Combined Group (other than AmLease, Inc.) as of December 31, 1994, and the related combined statements of stockholders' equity, income and retained earnings and cash flows for the Fiscal Year then ended, reported on by Deloitte & Touche, copies of which have been delivered to the Lender, the unaudited combined financial balance sheet of the Borrower and all of the other members of the Combined Group for the 12 month period ended December 31, 1995, and the related statements of stockholders' equity, income and retained earnings, and cash flows, copies of which have been delivered to the Lender, and the comparison of key ratios and statistics of the Borrower and all of the other members of the Combined Group as of December 31, 1995 and December 31, 1994, a copy of all of which has been delivered to the Lender, fairly present, in conformity with GAAP, the combined financial position of such members of the Combined Group as of such dates and their combined results of operations and cash flows for such periods stated. Since December 31, 1994, and since December 31, 1995, there has been no event, act, condition, circumstance or occurrence having, or that could reasonably be expected to have or cause, a Material Adverse Effect.

         (b) PRO FORMA FINANCIAL STATEMENTS. When delivered pursuant to Section 3.1(c)(v), the Pro Forma Financial Statements fairly present, in all material respects in conformity with GAAP consistently applied, and on a PRO FORMA basis (after giving effect to the Combination), the financial position of the Borrower as of December 31, 1995, and the results of its operations and cash flows for the Fiscal Year then ending.

         4.5. Litigation. Except as shown in Schedule 4.5, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any Governmental Authority that could reasonably be expected to have or cause a Material Adverse Effect or that in any manner draws into question the validity or enforceability of, or could impair the ability of the Borrower, in any material respect, to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

         4.6. Requirements of Law. Each member of the Combined Group (other than the Borrower) is and until the consummation of the Combination will be, and each of the Borrower and its Subsidiaries is, in compliance with all Requirements of Law applicable to it and its business, where the failure to so comply would have, or could reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect.

         4.7. Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA. Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

         4.8.     Taxes.

         (a) PAYMENT OF TAXES; RETURNS. There have been filed on behalf of the Borrower, its Subsidiaries and each other member of the Combined Group all Federal, state and local income, excise, property and other tax returns that are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower, any Subsidiary or any such member have been paid, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries and of each such member of the Combined Group in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of each member of the Combined Group have been examined and closed, or are otherwise closed to examination by the applicable statute of limitations, through the following dates:

                  Member of Controlled Group                           Date Through Which Closed

                  Borrower                                             December 31, 1992
                  Waste Enterprises, Inc.                              December 31, 1992
                  Waste Industries West, Inc.                          December 31, 1992
                  Waste Industries South, Inc.                         December 31, 1992
                  Waste Industries East, Inc.                          December 31, 1992
                  KABCO, Inc.                                          December 31, 1992
                  AmLease, Inc.                                        December 31, 1994
                  Conway 378 Properties, Inc.                          December 31, 1992

         (b) PAYROLL WITHHOLDING TAXES. The Borrower has paid to all appropriate Governmental Authorities all federal, state and local payroll withholding taxes as and when the payment thereof became due.

         4.9.     Subsidiaries.

         (a) Set forth on Schedule 4.9 hereto is a complete and accurate list of the Subsidiaries, if any, of the Borrower on the date of this Agreement and (after giving effect to the Combination) on the date of the first Borrowing or Letter of Credit issuance hereunder, showing with respect to each such Subsidiary (i) such Subsidiary's jurisdiction of incorporation or organization,
(ii) the classes of Stock of such Subsidiary, (iii) the number of issued and outstanding shares in each such class of Stock, (iv) the names of each Person owning shares, and the number of shares owned by such Person, of each such class of Stock, and (v) the percentage of the Borrower's direct and indirect ownership of the outstanding shares of each class of such Stock. All of the outstanding Stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable. All of the issued and outstanding shares of Stock of each of the Borrower's Wholly Owned Subsidiaries is owned by the Borrower free and clear of any Lien or adverse claim, directly or indirectly through one or more other Wholly Owned Subsidiaries. At least a majority of the issued shares of Voting Stock of each of the Borrower's other Subsidiaries, if any, is owned by the Borrower free and clear of any Lien or adverse claim, directly or indirectly through one or more Wholly Owned Subsidiaries.

         (b) Each of the Borrower's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) is duly qualified to transact business in each jurisdiction wherein the failure to be so qualified could reasonably be expected to have or cause a Material Adverse Effect, and (iii) has all corporate power and authority and legal right to carry on its business as now conducted.

         4.10. Not an Investment Company. Neither the Borrower, any of its Subsidiaries or any other member of the Combined Group is, and after receiving the proceeds of any Loan neither the Borrower nor any of its Subsidiaries will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.11. Public Utility Holding Company Act. Neither the Borrower, any of its Subsidiaries or any other member of the Combined Group is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         4.12. Ownership of Assets; Liens. Each of the Borrower and its Consolidated Subsidiaries has and (after giving effect to the Combination and at all times thereafter) will have title to its Properties and other assets (tangible and intangible) sufficient for the conduct of its business, and none of such Properties or other assets is or (after giving effect to the Combination and at all times thereafter) will be subject to any Lien except for Liens permitted by Section 6.14.

         4.13. Credit Arrangements. Set forth on Schedule 4.13 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capitalized Lease Obligations and other investments, agreements and arrangements presently on the date of this Agreement or (after giving effect to the Combination) on the date of the first Borrowing or Letter of Credit issuance hereunder providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and that can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule 4.13.

         4.14. Capitalization. The authorized capital stock of the Borrower consists, on the date of the first Borrowing or Letter of Credit issuance hereunder (after giving effect to the Combination), of an aggregate of 40,000,000 shares consisting of (i) 4,000,000 shares of voting common stock, par value $0.0380286 per share, of which 2,418,941 shares are duly and validly issued and outstanding (and no shares of which are held in treasury), each of which shares is fully paid and nonassessable, and (ii) 36,000,000 shares of non-voting common stock, no par value, of which 21,581,451 shares are duly and validly issued and outstanding (and no shares of which are held in treasury), each of which shares is fully paid and nonassessable. As of the date of the first Borrowing or Letter of Credit issuance hereunder, such issued and outstanding shares of voting common stock and non-voting common stock are owned beneficially and of record by the Persons identified in Schedule 4.14. As of the date of the first Borrowing or Letter of Credit issuance hereunder (after giving effect to the Combination), (X) there are no outstanding Equity Rights with respect to the Borrower or any Subsidiary except for the unexercised options granted pursuant to the Stock Option Agreements, and (Y) except as set forth in
Schedule 4.14, there are no outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

         4.15. Stock Purchase Obligations. Neither the Borrower nor any of its Subsidiaries has any outstanding obligation to repurchase, redeem or otherwise acquire any shares of Stock of the Borrower except pursuant to

                  (a) the Cross Purchase Agreement, which requires the Borrower to purchase shares of its Stock from certain of its shareholders under the circumstances generally described in a letter, dated March 29, 1996, from James M. Yates, Jr., of Wyrick, Robbins, Yates & Ponton, L.L.P., to Alex Spiro and Stephen Yeagy (the "Yates Letter"), a copy of which is attached hereto at Schedule 4.15; and

                  (b) the Stock Option Agreements, which requires the Borrower to purchase Stock Option Plan Shares under the circumstances generally described in the Yates Letter.

         4.16. No Default. Neither the Borrower, any of its Consolidated Subsidiaries or (on the date hereof and on the date of the consummation of the Combination) any member of the Combined Group is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound that could reasonably be expected to have or cause a Material Adverse Effect. No Default has occurred and is continuing.

         4.17. Full Disclosure. All information heretofore furnished by the Borrower to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the

Lender in writing any and all facts that could reasonably be expected to have or cause a Material Adverse Effect.

         4.18.             Environmental Matters.

         (a) Except as set forth in Schedule 4.18, neither the Borrower nor any Subsidiary is subject to any Environmental Liability that could reasonably be expected to have or cause a Material Adverse Effect and neither the Borrower, any Subsidiary or any other member of the Combined Group has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed
(i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

         (b) To the Borrower's knowledge, no Hazardous Materials (i) have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties during such period of time as the Borrower any of its Subsidiaries or (prior to the Combination) any member of the Combined Group (other than the Borrower) or the Partnership has owned, leased or otherwise used, occupied or operated each such Property, or (ii) are otherwise present at, on, in or under the Properties, or at or from any adjacent site or facility, except in each case (X) in compliance with all applicable Environmental Requirements and (Y) for Hazardous Materials present in amounts which have not required and do not require remediation, pursuant to applicable laws or regulations or, if remediation is required, such remediation could not reasonably be expected to have or cause a Material Adverse Effect.

         (c) The Borrower and each of its Subsidiaries have procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements except to the extent the failure to do so could not reasonably be expected to have or cause a Material Adverse Effect.

         4.19. Issuance of Stock and Other Securities. All Stock and other Securities of or issued by the Borrower, any of its Subsidiaries or any other member of the Combined Group have been validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

         4.20. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock.

         4.21. Insolvency. The Borrower (a) is not, nor after giving effect to the execution and delivery of the Loan Documents and the making of any Loans or the issuance of any Letters of Credit under this Agreement (on the date of the initial or any subsequent Borrowing or Letter of Credit issuance hereunder) will the Borrower be or be rendered, (i) "insolvent," within the meaning of such term as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or as used or defined in any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or (ii) unable to pay its debts generally as such debts become due, and (b) does not, nor after giving effect to the execution and delivery of the Loan Documents, the making of any Loans and the issuance of any Letters of Credit under this Agreement (on the date of the initial or any subsequent Borrowing or Letter of Credit issuance hereunder) will the Borrower, have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.


                        ARTICLE 5. AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect, and until all of the Obligations have been paid and satisfied in full, no Letters of Credit are outstanding and the Commitments shall have terminated:

         5.1.     Information.  The Borrower will deliver to the Lender:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all audited and certified by Deloitte & Touche, LLP, or other independent public accountants of nationally recognized standing selected by the Borrower, with such certification to be free of exceptions and qualifications not reasonably acceptable to the Lender (it being agreed that, if the Borrower has no subsidiaries, such balance sheet and statements need only be of the Borrower), PROVIDED that delivery pursuant to paragraph (c) of this Section of copies of the Annual Report on Form 10-K of the Borrower for such Fiscal Year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this paragraph (a);

                  (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated and consolidating statements of income and of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments and the inclusion of abbreviated footnotes) as to fairness of presentation in all material respects, in accordance with GAAP consistently applied, by the chief financial officer or the chief accounting officer of the Borrower (it being agreed that, if the Borrower has no subsidiaries, such balance sheet and statements need only be of the Borrower), PROVIDED that delivery pursuant to paragraph (c) of this Section of copies of the Quarterly Report on Form 10-Q of the Borrower for such

         Fiscal Quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this paragraph (b);

                  (c) if the Borrower shall be publicly held, promptly upon the transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports (other than any registration statement filed on Form S-8) which it files with the Securities and Exchange Commission (or any Governmental Authority succeeding to the functions of the Securities and Exchange Commission);

                  (d) promptly upon receipt thereof, a copy of each other report (including, without limitation, management letters) submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary;

                  (e) promptly upon receipt thereof, a copy of each report, survey, study, evaluation, assessment or other document prepared by any consultant, engineer, Environmental Authority or other Person relating to compliance by the Borrower or any Subsidiary with any Environmental Requirements, if the cost of remediation, repair or compliance may reasonably be expected to exceed $250,000 in any one case or in the aggregate;

                  (f) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above for any Fiscal Year or Fiscal Quarter, a certificate, substantially in the form of Exhibit E (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 6.1 through
         Section 6.8, inclusive, Section 6.11 through Section 6.16, inclusive, in each case on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate or on the last day of such Fiscal Year or Fiscal Quarter and, if any Default then exists or existed, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

                  (g) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants that reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

                  (h) not later than 45 days after the end of each Fiscal Quarter (including the fourth and final Fiscal Quarter) of each Fiscal Year, a certificate of the chief financial officer or the chief accounting officer of the Borrower, stating the amount of Consolidated Debt as of the last day of such Fiscal Quarter, the amount of EBITDA for the period of four consecutive Fiscal Quarters then ended, and the ratio of such

         Consolidated Debt to such EBITDA, setting forth in reasonable detail the calculation or the basis of determination of such amounts and ratio;

                  (i) not later than the last day of each Fiscal Year, a detailed operating budget, and a detailed budget of Capital Expenditures (specifying figures for both Capital Expenditures for the maintenance of existing assets and for the acquisition of new assets), of the Borrower and its Consolidated Subsidiaries for the immediately following Fiscal Year;

                  (j) within five Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

                  (k) a copy of each of the following notices if and when the Borrower or any member of the Controlled Group gives, is required to give or receives the same: (i) any notice that the Borrower or any member of the Controlled Group gives or is required to give to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event; (ii) any notice that the Borrower or any member of the Controlled Group of complete or partial withdrawal liability under Title IV of ERISA; or (iii) any notice that the Borrower or any member of the Controlled Group from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan;

                  (l) promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Borrower and/or any Subsidiary for $500,000 or more (in any one case or in the aggregate) in excess of amounts covered in full by applicable insurance; and

                  (m) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Lender may reasonably request.

         5.2. Inspection of Property, Books and Records. The Borrower will (a) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries (in all material respects subject to normal year-end audit adjustments and, as to interim statements, the absence of footnotes and otherwise in conformity with GAAP) shall be made of all dealings and transactions in relation to its business and activities; and (b) permit, and will cause each Subsidiary to permit, representatives of the Lender at the Lender's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of and during the continuance of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

         5.3. Minimum Balances. The Borrower shall maintain with Lender average collected non-interest bearing demand deposit balances of not less than $375,000 during each period of 12 consecutive calendar months, all such balances to be free balances (I.E., balances not required to support operational activity charges before deduction of reserve requirements).

         5.4. Primary Depositary. The Borrower shall at all times use Lender as its primary depositary institution.

         5.5. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

         5.6. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable Requirements of Law, including, without limitation, all Environmental Requirements, except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued or where the failure to so comply could reasonably be expected to have or cause a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due (i) all federal, state and local payroll withholding taxes and (ii) all other taxes, assessments, governmental charges, claims for labor, supplies, rents and other obligations that, if unpaid, might become a Lien against any Property or other asset of the Borrower or any Subsidiary, other than as permitted by paragraphs (b), (c) and (d) of Section 6.14.

         5.7. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with responsible and reputable insurance companies, insurance on all its Property and other assets in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business; PROVIDED that the Borrower and its Subsidiaries may elect to continue, consistent with business practices of the Borrower and the other members of the Combined Group in effect on the date of this Agreement, to self-insure (i) their waste containers, (ii) certain immaterial assets such as radio towers, and (iii) certain risks under medical and short-term disability plans.

         5.8. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have or cause a Material adverse Effect.

         5.9. Environmental Notices. The Borrower shall furnish to the Lender prompt written notice of all Environmental Liabilities, pending or (to the extent the Borrower has knowledge thereof) threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under, from or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could reasonably be expected to lead to any of the foregoing.

         5.10. Environmental Matters. The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except in each case (i) in compliance with all applicable Environmental Requirements and
(ii) for Hazardous Materials in amounts which do not require compliance with applicable Environmental Requirements or, if compliance is required, where the failure to so comply could not reasonably be expected to have or cause a Material Adverse Effect. The Borrower and its Subsidiaries will keep in force and effect all Environmental Authorizations reasonably necessary for the conduct of their respective businesses except to the extent the failure to do so could not reasonably be expected to have or cause a Material Adverse Effect.

         5.11. Environmental Release. The Borrower agrees that, upon the occurrence of an Environmental Release at, on or from any of the Properties, it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, to the extent ordered or otherwise directed to do so by any Environmental Authority.

         5.12. Lines of Business. Neither the Borrower nor any of its Subsidiaries shall engage to any substantial extent in any line or lines of business activity other than the business of solid waste management and disposal and related activities.

         5.13. Covenant to Ratably Secure. If the Borrower or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by Section 6.14, then (unless the Lender shall have otherwise agreed in writing) the Borrower shall, and shall cause such Subsidiary to, make or cause to be made effective provision whereby the Obligations shall be secured equally and ratably with any and all other Debt thereby secured so long as any such Debt shall be so secured; PROVIDED that nothing herein shall effect or be construed as a waiver of any Default arising from any breach or violation of any other provision of this Agreement, nor shall the compliance by the Borrower with this Section effect any cure of any such Default.

         5.14. Guaranteed Obligations. If any Person (other than the Borrower) shall guarantee or provide collateral in any manner for any Debt of the Borrower or any Subsidiary, the Borrower shall simultaneously cause such Person to Guarantee or provide collateral for the Obligations equally and ratably with all Debt Guaranteed or secured by such Person for so long as such Debt is so Guaranteed or secured and pursuant to documentation in form and substance reasonably satisfactory to the Lender; PROVIDED that nothing herein shall effect or be construed as a waiver of any Default arising from any breach or violation of any other provision of this Agreement, nor shall the compliance by the Borrower with this Section effect any cure of any such Default.

                          ARTICLE 6. NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect, and until all of the Obligations have been paid and satisfied in full, no Letters of Credit are outstanding and the Commitments shall have terminated:

         6.1. Ratio of Consolidated Debt to EBITDA. The Borrower shall not suffer or permit Consolidated Debt at any date to be greater than 400% of EBITDA for the period of four consecutive Fiscal Quarters most recently ended.

         6.2. Ratio of Consolidated Senior Debt to EBITDA. The Borrower shall not suffer or permit Consolidated Senior Debt at any date to be greater than 350% of EBITDA for the period of four consecutive Fiscal Quarters most recently ended.

         6.3. Limitation on Priority Debt. The Borrower shall not suffer or permit Priority Debt at any date to exceed 5% of Consolidated Total Capital.

         6.4. Fixed Charges Coverage. The Borrower shall not suffer or permit the sum of Consolidated Fixed Charges for any period of four consecutive Fiscal Quarters PLUS EBITDA for such period to be less than 250% of Consolidated Fixed Charges for such period.

         6.5. Minimum Consolidated Net Worth. The Borrower shall not, at any time, suffer or permit Consolidated Net Worth to be less than $12,500,000 plus 40% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after December 31, 1995 (taken as one accounting period), calculated quarterly but excluding from such calculations of Reported Net Income for purposes of this Section any quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative.

         6.6. Consolidated Net Income. The Borrower shall not suffer or permit Consolidated Net Income for any period of 12 consecutive calendar months to be less than $1.00.

         6.7. Capital Expenditures. The Borrower shall not suffer or permit the aggregate amount of Capital Expenditures in any Fiscal Year to exceed 300% of the amount charged to operations during the next preceding Fiscal Year for Depreciation and Amortization; PROVIDED that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing. For purposes of this Section, Capital Expenditures shall not include expenditures made in connection with Permitted Acquisitions or for the purchase of assets necessary to enable the Borrower's performance of service agreements and agreements for the lease of tangible assets owned by the Borrower, which agreements are entered into following the date of this Agreement in the ordinary course of business.

         6.8. Consolidated Operating Cash Flow. The Borrower shall not suffer or permit the sum of Consolidated Operating Cash Flow for any period of four consecutive Fiscal Quarters to be less than 120% of the sum of (a) Consolidated Interest Charges for such period, PLUS (b) Current Maturities of Long Term Debt as of the first day of such period, excluding, however, Current Maturities of Long Term Debt that shall have been repaid during such period with the proceeds of Debt permitted to be incurred by the Borrower and its Consolidated Subsidiaries under Section 6.9 .

         6.9. Debt Limitation. Neither the Borrower nor any of its Subsidiaries shall incur any Debt except (a) Debt under this Agreement, (b) Debt evidenced by the Senior Notes or incurred in connection with any repayment of such Debt on substantially similar terms, (c) Debt evidenced by a Shelf Note, and Debt incurred in connection with any repayment of such Debt evidenced by a Shelf Note on substantially similar terms, (d) Priority Debt to the extent permitted by
Section 6.3, and (e) Subordinated Debt to the extent permitted by Section 6.10; PROVIDED that, in each instance, such Debt shall not be so incurred if a Default shall have occurred and is continuing or, after giving PRO FORMA effect thereto, would occur as a result thereof. For purposes of this Section, Debt of any Person that remains outstanding on the date that such Person becomes a Subsidiary shall be deemed to have been incurred by such Subsidiary on such date.

         6.10. Subordinated Debt. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to:

                  (a) purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest or premium on, or any other amount owing in respect of, any Subordinated Debt, or otherwise take or fail to take any action with respect thereto, if either (i) a Default shall have occurred and is continuing or, if after giving PRO FORMA effect thereto, a Default would occur or
         (ii) to do so would result in a violation of any of the provisions governing the subordination of such Subordinated Debt to Consolidated Senior Debt;

                  (b) issue, incur, or suffer or permit to exist, any Subordinated Debt (and, for purposes of this paragraph, Debt of any Person that remains outstanding on the date that such Person becomes a Subsidiary shall be deemed to have been incurred by such Subsidiary on such date) unless the Borrower has provided evidence to the Lender, in form and substance reasonably satisfactory to the Lender, that it has satisfied each of the following:

                           (i) no Default or Event of Default shall have
                  occurred and be continuing or would arise as a result thereof;

                           (ii) such Subordinated Debt that is at all times
                  fully subordinated, without qualification or contingency, in right of payment, in right to participate in liquidating distributions and in all other respects to the Obligations, and all other obligations and indebtedness now or hereafter owed by the Borrower or any Subsidiary to the Lender, to any of its Affiliates or, if the Lender or any of its Affiliates acts as agent for any other Person or Persons, to such other Person or Persons, all upon terms and conditions no less favorable to, and in form and substance as set forth in, the requirements set forth in Schedule 6.10 hereto;

                           (iii) the interest rate on such Subordinated Debt
                  shall be set on an arm's-length basis and shall not exceed the market rate then in effect and shall be reasonably acceptable to the Lender;

                           (iv) the events of default of the Subordinated Debt
                  shall be limited to (i) acceleration of the Senior Debt (as defined in Schedule 6.10), (ii) the occurrence of a Bankruptcy Proceeding (as defined in Schedule 6.10) with respect to the Borrower, and (iii) a failure of the Borrower or such Subsidiary to pay interest on or principal of the Subordinated Debt for a period of 180 days after the date such payment was due; and

                           (v) the affirmative covenants are customary for
                  subordinated indebtedness and such Subordinated Debt does not contain or receive the benefit of any negative covenants;

                  (c) seek, agree or consent to any modification, supplement, waiver termination or change of the terms of any instrument agreement evidencing or governing the terms of any Subordinated Debt in any respect without, in each instance, the prior written consent of the Lender; or

                  (d) if a Default shall have occurred and so long as the same be continuing, retain any payment or distribution received pursuant to the terms of paragraph (f) of Schedule 6.10 (or any similar provision) and the Borrower hereby agrees that it shall, and shall cause each Subsidiary to, immediately pay over or deliver and transfer to the Senior Creditors (as defined in Schedule 6.10) any such payment or distribution in accordance with the priorities then existing among such Senior Creditors.

         6.11. Restricted Payments. The Borrower will not declare or make any Restricted Payment except

                  (a) Restricted Payments made after January 1, 1996, if the aggregate amount of all such Restricted Payments would exceed the sum of (i) $500,000 PLUS (ii) sixty percent (60%) of cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries so long as the Borrower shall be organized as a Subchapter S corporation under the Code, and 35% of cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries if the Borrower shall be organized as a "C" corporation under the Code, during any period after December 31, 1995 (taken as one accounting period), calculated quarterly but excluding from such calculations of Reported Net Income for purposes of this Section any fiscal period in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative;

                  (b) mandatory purchases of shares of the Borrower's Stock required to be made pursuant to the Cross Purchase Agreement so long as such purchase is made strictly in accordance with the applicable provisions of the Cross Purchase Agreement and the purchase price for such shares is paid only as required by the Cross Purchase Agreement with no prepayment of any installment of such purchase price; and

                  (c) mandatory purchases of Stock Option Plan Shares required to be made pursuant to the Stock Purchase Agreements so long as such each such purchase is made strictly in accordance with the applicable provisions of the applicable Stock Purchase Agreement and the purchase price for such Stock Option Plan Shares is paid only as required by the applicable Stock Purchase Agreement with no prepayment of any installment of such purchase price; and

PROVIDED that after giving effect to the declaration or payment of any such Restricted Payments, no Default shall have occurred and be continuing.

         6.12. Investments. The Borrower shall not, nor shall it permit any Subsidiary to, make or permit to remain outstanding any Investments, except that the Borrower or any Subsidiary may:

                  (a) make or own Investments in any Subsidiary or any Person which immediately after giving effect to such Investment will be a Subsidiary;

                  (b) own, purchase or otherwise acquire (i) notes or account receivable arising from transactions with customers, suppliers and employees in the ordinary course of business or (ii) Stock or Securities received as settlements of debts created in the ordinary course of business;

                  (c) endorse negotiable instruments for collection in the ordinary course of business;

                  (d) advances or loans to officers and employees in the ordinary course of business in an aggregate amount not in excess of $500,000.00 during any Fiscal Year;

                  (e) own, purchase or acquire (i) prime commercial paper or certificates of deposit or repurchase agreements of U.S. commercial banks having capital and surplus in excess of $500,000,000 and a long term debt rating of A or better by Moody's or S&P, in each case, due within one year from the date of purchase and payable in U.S. dollars, or (ii) obligations of the United States Government or any agency thereof for which the full faith and credit of the United States Government is pledged due within one year from the date of purchase, or
         (iii) obligations guaranteed by the United States Government due within one year from the date of purchase; or

                  (f)      make Investments permitted by Section 6.13.

         6.13. Permitted Acquisitions. In addition to the Investments permitted by Section 6.12, the Borrower may acquire for cash, Stock of the Borrower and/or (subject to Section 6.10) Subordinated Debt all of the Stock of another Person or all or a substantial part of the assets of another Person, subject in each instance to the following conditions (any such Investment that satisfies the conditions set forth in this Section is referred to herein as a "Permitted Acquisition"):

                  (a) that, both immediately before the time of such Investment and after giving effect thereto (including, without limitation, the incurrence of any Debt to finance such Investment), no Default shall have occurred and be continuing;

                  (b) that, prior to making such Investment the Borrower shall have delivered to the Lender:

                           (i) if available to the Borrower, the most recent
                  unaudited and the most recent audited financial statements for such Person or (in the case of an asset acquisition) for the Person whose assets are to be so acquired and (in the case of an asset acquisition and if available) for the assets to be so acquired;

                           (ii) the following financial statements as of the
                  last day of the most recently ended Fiscal Quarter (for such Investment, the "Reconciliation Date") and for the period of four consecutive Fiscal Quarters then ended (for such Investment, the "Reconciliation Period"):

                                    (A) a balance sheet as of such
                           Reconciliation Date of such Person or (in the case of the asset acquisition) for the assets to be so acquired and the related statements of such Person's or (in the case of an asset acquisition) such assets' income, shareholders' equity and cash flows for such Reconciliation Period, certified by the chief accounting officer or chief financial officer of such Person or (in the case of an asset acquisition) of the Person whose assets are to be so acquired,

                                    (B) a restatement of the balance sheet and
                           statements of income, shareholders' equity and cash flows delivered pursuant to clause (A) of this
                           Section 6.13(b)(ii), as of such Reconciliation Date and for such Reconciliation Period, certified by the chief accounting officer or chief financial officer of the Borrower as accurately reflecting in all material respects, on a PRO FORMA basis as if such Investment had been made on the first day of such Reconciliation Period, the financial position and results of operations of such Person or (in the case of an asset acquisition) assets that would have been achieved as of such Reconciliation Date and for such Reconciliation Period, determined on the basis of the actual level of revenues of such Person or assets and the Borrower's actual average operating margins (rather than those of such Person or of the Person from whom such assets are to be acquired), in each case during such Reconciliation Period,

                                    (C) a restatement of the consolidated
                           balance sheet of the Borrower and its Subsidiaries as of such Reconciliation Date and the related statements of income, shareholders' equity and cash flows for such Reconciliation Period delivered pursuant to Section 5.1, certified by the chief accounting officer or chief financial officer of the Borrower as accurately reflecting in all material respects, on a PRO FORMA basis as if such Investment had been made on the first day of such Reconciliation Period, the consolidated financial position and the consolidated results of operations of the Borrower and its Subsidiaries that would have been achieved as of such Reconciliation Date and for such Reconciliation Period, determined on the basis of a consolidation of (X) the consolidated financial performance and results of operations of the Borrower and its Subsidiaries during such Reconciliation Period and (Y) the actual level of revenues of such Person or of the assets to be so acquired, but assuming the Borrower's actual average operating margins (rather than those of such Person or of the Person from whom such assets are to be acquired), in each case for such Reconciliation Period, and

                                    (D) a certificate of chief accounting
                           officer or chief financial officer of the Borrower demonstrating in reasonable detail and setting forth the calculations required to establish, on a PRO FORMA basis as if such Investment had been made on the first day of such period and based on the restated financial statements delivered pursuant to clause (C) of this Section 6.13(b)(ii), the Borrower's compliance as of such Reconciliation Date with the covenants set forth in Section 6.1 through
                           Section 6.15, inclusive;

                  (c) that, after giving PRO FORMA effect to such Investment if made on the first day of the Reconciliation Period thereof and on the basis of the restated financial statements delivered pursuant to
         Section 6.13(b)(ii)(C), the Borrower would have been in full compliance with the covenants set forth in Section 6.1 through Section 6.15.

         6.14. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing on the Closing Date and specified on
         Schedule 6.14, securing Consolidated Debt in an aggregate principal amount not exceeding $200,000;

                  (b) Liens for taxes (including ad valorem and property taxes) and assessments or governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings during the pendency of which enforcement of the applicable Liens are effectively stayed and for which adequate reserves are maintained on the books of the Borrower or the affected Subsidiary, as the case may be, in accordance with GAAP;

                  (c) other Liens incidental to the conduct of its business or the maintenance, operation, construction or ownership of its property and assets (including pledges or deposits in connection with workers' compensation and social security taxes, assessments and charges, and landlords, mechanics and materialmen Liens and survey exceptions or encumbrances, easements or reservations, rights-of-way, or zoning restrictions) PROVIDED that (i) such Liens were not incurred in connection with the borrowing of money, or the obtaining of advances or credit or the payment of the deferred purchase price of property and
         (ii) the existence of such Lien does not materially detract from the value of such property or assets to the Borrower or any Subsidiary or unreasonably interfere with the ordinary conduct of business;

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with any Debt;

                  (e) any Lien created to secure all or any part of the purchase price incurred or assumed to pay all or any part of the purchase price of property acquired by the Borrower or a Subsidiary after the date of this Agreement, PROVIDED that:

                           (i) any such Lien shall be confined solely to the
                  item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or for specific use with such acquired property; and

                           (ii) the principal amount of the Debt secured by any
                  such Lien shall at not time exceed 100% of the lesser of (A) the cost to the Borrower or such Subsidiary of the property acquired and (B) the Fair Market Value of such property (as determined in good faith by the Borrower's Board of Directors) at the time of such acquisition;

                  (f) Liens securing Capitalized Lease Obligations of the Borrower and its Subsidiaries, PROVIDED each such Lien is limited to the property subject to the applicable Capital Lease;

                  (g) any right of set off or banker's lien (whether by common law, statute, contract or otherwise) in connection with ordinary course of business deposit arrangements maintained by the Borrower or its Subsidiaries with any banks or other financial institutions (other than the Lender) so long as any such bank or other financial institution (i) shall not at any time make loans or otherwise extend credit to the Borrower or any Subsidiary (ii) does not maintain account (for the deposit of cash or otherwise) for the benefit of the Borrower or any Subsidiary, (iii) shall have waived in writing for the benefit of each holder of a Note such right of setoff or banker's liens or (iv) shall be subject to a pro rata sharing agreement in form and substance satisfactory to the Lender; or

                  (h) any Lien renewing, extending, or refunding any outstanding obligations secured by a Lien described in paragraph (a) hereof, PROVIDED the principal amount secured is not increased and such Lien is not extended to any other property of the Borrower or its Subsidiaries;

                  (i) Liens securing judgments rendered against the Borrower or any of its Subsidiaries or arising in connection with any court proceedings, PROVIDED (i) such Liens are being contested in good faith by appropriate proceedings and (ii) no action has been taken by any Person to execute or otherwise collect on such Lien;

                  (j) Liens securing (i) Debt, held by the Borrower, of any Subsidiary or (ii) Debt, held by any Subsidiary, of any other Subsidiary; and

                  (k) additional Liens securing Priority Debt permitted by
         Section 6.3.

         6.15. Operating Leases. The Borrower shall not, or permit any Subsidiary to, enter into, or permit to remain in effect, or become or remain liable, directly or indirectly, as lessor or guarantor (or other surety) under an Operating Lease, which when combined with all other Operating Leases would require aggregate payments by the Borrower and its Subsidiaries during a Fiscal Year to exceed an aggregate amount equal to 3.5% of the Consolidated revenues of the Borrower and its Subsidiaries for such Fiscal Year.

         6.16. Sale of Property. The Borrower will not, and will not permit any Subsidiary to, Dispose of any property or assets, except:

                  (a) any Subsidiary may Dispose of its assets to the Borrower or a Subsidiary; or

                  (b) the Borrower or any Subsidiary may dispose of its assets (whether or not leased back) so long as, immediately after giving effect to such proposed Disposition:

                           (i) the consideration for such assets represents the
                  Fair Market Value of such assets (as determined in good faith by the Borrower's Board of Directors at the time of such Disposition;

                           (ii) The net book value of all assets so Disposed of
                  by the Borrower and its Subsidiaries during the prior 12 months, does not constitute a Substantial Part of the Consolidated assets of the Borrower and its Consolidated Subsidiaries; and

                           (iii) no Default or Event of Default shall exist.

For purposes of this Section 6.16:

                  (A) "DISPOSE" means the sale, lease, transfer or other disposition of property of the Borrower or any of its Subsidiaries, and "DISPOSITION" and "DISPOSED OF" has a corresponding meaning to Dispose;

                  (B) the net book value of any assets shall be determined as of the respective date of Disposition of those assets; and

                  (C) in the case of the sale or issuance of the stock of a Subsidiary, the amount of Consolidated Assets of the Borrower and its Consolidated Subsidiaries contributed by the stock Disposed of shall be assumed to be the percentage of outstanding stock sold or to be sold.

         6.17. Acquisition and Creation of Subsidiaries. Without prior written notice to the Lender in each instance, the Borrower shall not form or create, or acquire (whether in connection with a Permitted Acquisition or otherwise), any Subsidiaries.

         6.18. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own Stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by Section 6.19.

         6.19. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or (except as permitted by Section 6.16) sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, PROVIDED that

                  (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America, one of its states or the District of Columbia, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and

                  (b) Subsidiaries of the Borrower may merge with one another, PROVIDED that in the case of any such merger involving a Wholly Owned Subsidiary, the corporation surviving such merger is and remains a Wholly Owned Subsidiary.

         6.20. ERISA. The Borrower shall not, nor shall it permit any member of the Controlled Group to,

                  (a) terminate or withdraw from any Plan (other than a Multiemployer Plan) resulting in the incurrence of any material liability to the PBGC;

                  (b) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Borrower or any member of the Controlled Group to any material tax, penalty or other liability;

R#0172880.06
                                                      - 51 -

                  (c) incur or suffer to exist any material accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan); or

                  (d) allow or suffer to exist any risk or condition that presents a risk of incurring a material liability to the PBGC.

         6.21. Use of Proceeds. No portion of the proceeds of the Loans will be used, directly or indirectly, by the Borrower or any Subsidiary (i) to finance a Hostile Tender Offer, (ii) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of or inconsistent with any applicable Requirements of Law (including, without limitation, the provisions of Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time).

         6.22. Change in Fiscal Year. The Borrower will not change its Fiscal Year without having given prior written notice to the Lender.

         6.23. Transactions with Related Parties. The Borrower shall not, nor shall it permit any Subsidiary to, effect any transaction with any Affiliate or Subsidiary by which any asset or services of the Borrower or a Subsidiary of the Borrower is transferred to such Affiliate or Subsidiary, or from such Affiliate or Subsidiary or enter into any other transaction with an Affiliate or Subsidiary, on terms more favorable than would be reasonably expected to be given in a similar transaction with an unrelated entity.

         6.24. Amendments to Senior Note Agreement. The Borrower shall not, without the prior written consent of the Lender, enter into any amendment to or restatement of the Senior Note Agreement if, after giving effect thereto, a Default would occur. The Borrower shall not, without prior written notice to the Lender, (a) enter into any amendment to or restatement of the Senior Note Agreement, (b) request or accept delivery of any additional loan except as expressly provided for in the Senior Loan Agreement, or (c) offer any Guaranty of or collateral for any of the Borrower's indebtedness and obligations under the Senior Note Agreement, the Senior Notes or the Shelf Notes or deliver or permit to be delivered any instrument, agreement or other document providing any such Guaranty or collateral; PROVIDED that nothing herein shall effect or be construed as a waiver of any Default arising from any breach or violation of any other provision of this Agreement, nor shall the compliance by the Borrower with this Section effect any cure of any such Default.


                               ARTICLE 7. DEFAULTS

         7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default by the Borrower under this Agreement, whatever the reason for such event and whether it shall be voluntary or involuntary, within or without the control of the Borrower, or be effected by operation of law or pursuant to any judgment or

R#0172880.06
                                                      - 52 -
order of any court or any order, rule or regulation of any Governmental Authority or non-governmental body:

                  (a) the Borrower shall fail to pay, within ten (10) days after the same shall become due (whether on the scheduled due date, a date set or established for prepayment or at maturity, by reason of acceleration or otherwise) (i) any principal of any Loan or any reimbursement obligation arising from a drawing under any Letter of Credit, (ii) any interest on any Loan or on any reimbursement obligation arising from a drawing under any Letter of Credit or (iii) any Facility A Fee, LC Fee or other amount payable hereunder; or

                  (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.1(j), in Section 5.2(b), in Section 5.13, in
         Section 5.14 or in Article 6; or

                  (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for thirty days after the earlier of (i) the first day on which a responsible officer of the Borrower has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Lender; or

                  (d) any representation, warranty, certification or statement made or deemed made by the Borrower in Article 4 of this Agreement, in any other Loan Document, in any amendment hereto or thereto or in any certificate, financial statement or other document delivered pursuant to this Agreement, any other Loan Document or any such amendment shall prove to have been incorrect or misleading in any material respect when made or repeated (or deemed made or repeated); or

                  (e) the Borrower or any Subsidiary shall fail to make when due, or within any applicable grace period, any payment in respect of Debt outstanding (other than the Notes), if the aggregate amount of such Debt is $500,000 or more; or

                  (f) any event or condition shall occur that (i) results in the acceleration of the maturity, or in a requirement for the purchase (prior to the scheduled maturity thereof) by the Borrower or any Subsidiary (or the designee of the Borrower or any Subsidiary), of any outstanding Debt (other than in respect of the Notes) of the Borrower or any Subsidiary if the aggregate amount of such Debt is $500,000 or more, or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the purchase thereof by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised their right to do so; or

                  (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or

R#0172880.06
                                                      - 53 -
         hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

                  (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                  (l) any Person (other than a Person identified in Part I of Schedule 4.14 as being a beneficial owner of the Borrower's voting common stock on the date hereof) or two or more Persons (other than Persons identified in Part I of Schedule 4.14 as being a beneficial owner of the Borrower's voting common stock on the date hereof)

R#0172880.06
                                                      - 54 -
         acting in concert shall have acquired, in a single transaction or series of transactions, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of the Voting Stock of the Borrower; or

                  (m) the occurrence of any "Event of Default" under, and as defined in, the Senior Note Agreement.

         7.2. Remedies. If an Event of Default shall have occurred and is continuing, then the Lender may, by notice to the Borrower,

                  (a) by notice to the Borrower terminate the Commitments and they shall thereupon terminate,

                  (b) by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together will all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and

                  (c) by notice to the Borrower direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice it will immediately pay) to the Lender additional cash in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding, to be held by the Lender in an interest bearing cash collateral account as security for the Letter of Credit Obligations for subsequent drawings under all then outstanding Letters of Credit (and the Borrower hereby grants to Lender a security interest in all such cash);

; PROVIDED that, if any Event of Default specified in Section 7.1(g) or Section 7.1(h) shall occur, without any notice to the Borrower or any other act by the Lender,

                  (i) the Commitments shall thereupon automatically terminate,

                  (ii) the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and

                  (iii) the Borrower will immediately pay to the Lender additional cash in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding, to be held by the Lender in an interest bearing cash collateral account as additional security for the Letter of Credit Obligations for subsequent drawings under all then outstanding Letters of Credit (and the Borrower hereby grants to Lender a security interest in all such cash).

Notwithstanding the foregoing, the Lender shall have all other remedies available to it or them under the other Loan Documents or otherwise available to it or them at law or in equity, and the Lender shall exercise any one or all of such remedies available to it at the request of the Lender.


                ARTICLE 8. CHANGE IN CIRCUMSTANCES; COMPENSATION

         8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any month:

                  (a) the Lender determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such month, or

                  (b) the Lender notifies the Borrower that the LIBO Rate as determined by the Lender will not adequately and fairly reflect the cost to the Lender of funding Loans during such month bearing interest at the Euro-Dollar Rate or otherwise maintaining the Euro-Dollar Rate as the applicable interest rate under Section 2.6, the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lender to maintain the Euro-Dollar Rate as the interest rate applicable to the Loans under Section 2.6 shall be suspended and during the period of such suspension the principal balance of all Loans from time to time outstanding (including, without limitation, all Loans made during such period) shall bear interest at the Adjusted Treasury Rate. Unless the Borrower notifies the Lender at least 2 Domestic Business Days before the date of any Borrowing during such period for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, the Loan or Loans made as a part of such Borrowing shall bear interest at the Adjusted Treasury Rate. Notwithstanding the foregoing, no notice of suspension shall be given with respect to a matter referenced in clause (b) of this Section so long as there is then free and active trading in Dollar deposits in the London interbank market and the Lender has access to such market for such deposits.

         8.2. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (any such Governmental Authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by the Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for the Lender (or its Applicable Lending Office) to make or fund Loans bearing interest based on the LIBO Rate, or to maintain the LIBO Rate as the basis for the applicable rate of interest hereunder, and the Lender shall so notify the Borrower, the obligation of the Lender to maintain the Euro-Dollar Rate as the applicable interest rate under Section 2.6 for all Loans (including, without limitation, those Loans during such period) thereupon shall be suspended until the Lender

R#0172880.06
                                                      - 56 -
notifies the Borrower that the circumstances giving rise to such suspension no longer exist, and during the period of such suspension the principal balance of all Loans from time to time outstanding (including, without limitation, those Loans made or funded during such period) shall bear interest at the Adjusted Treasury Rate. Before giving any notice pursuant to this Section, the Lender shall designate a different Applicable Lending Office if able to do so and if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender.

         8.3.     Increased Cost and Reduced Return.

         (a) If after the date hereof, a Change of Law or compliance by the Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                  (i) shall subject the Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to Loans bearing interest at the Euro-Dollar Rate, the Notes or its obligation to make or maintain the interest rate hereunder at the Euro- Dollar Rate, or shall change the basis of taxation of payments to the Lender (or its Applicable Lending Office) of the principal of or interest on Loans bearing interest at the Euro-Dollar Rate, or any other amounts due under this Agreement in respect of such Loans, or its obligation to maintain the applicable interest rate hereunder at the Euro-Dollar Rate (except for changes in the rate of tax on the overall net income of the Lender or its Applicable Lending Office imposed by the jurisdiction in which the Lender's principal executive office or Applicable Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Lender (or its Applicable Lending Office); or

                  (iii) shall impose on the Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting Loans bearing interest at the Euro-Dollar Rate, the Notes or its obligation to fund or maintain Loans bearing interest at the Euro-Dollar Rate;

and the result of any of the foregoing is to increase the cost to the Lender (or its Applicable Lending Office) of making such Loans or maintaining the Euro-Dollar Rate as the applicable interest rate hereunder, or to reduce the amount of any sum received or receivable by the Lender (or its Applicable Lending Office) under this Agreement or under the Notes with respect thereto, by an amount deemed by the Lender to be material, then, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.


R#0172880.06
                                                      - 57 -

         (b) If the Lender shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by the Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

         (c) The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, that will entitle the Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate of the Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

         (d) The provisions of this Section 8.3 shall be applicable with respect to any Participant, Assignee or other Transferee and, subject to Section 9.6(e), any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

         8.4. Borrower's Option to Convert Interest Rate. If the Lender has demanded compensation under Section 8.3 and a conversion of the applicable interest rate under Section 2.6 to the Adjusted Treasury Rate would obviate the requirement for such compensation, and if the Borrower, by at least one Domestic Business Day's prior notice to the Lender, shall have elected that the provisions of this Section shall apply, then, until the Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply (which the Lender shall do as soon as practicable thereafter), the principal balance of all Loans from time to time outstanding shall bear interest at the Adjusted Treasury Rate. In the event that the Borrower shall elect that the provisions of this Section shall apply, the Borrower shall remain liable for, and shall pay to the Lender as provided herein, all amounts due the Lender under Section 8.3 in respect of the period preceding the date on which the Loans shall first bear interest at the Adjusted Treasury Rate pursuant to this Section.



R#0172880.06
                                                      - 58 -

                            ARTICLE 9. MISCELLANEOUS

         9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number referred to in or specified pursuant to this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, with confirmed delivery when delivered at the address referred to in or specified pursuant to this Section; PROVIDED that notices to the Lender under Article 2 or Article 8 shall not be effective until received.

         9.2. No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under any Notes or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         9.3.     Expenses; Documentary Taxes; Indemnification.

         (a) EXPENSES. The Borrower shall pay (i) all out-of-pocket expenses of the Lender, including Reasonable Attorneys' Fees and disbursements of the Lender's counsel, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Lender, including Reasonable Attorneys' Fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

         (b) TAXES. The Borrower shall indemnify the Lender against any and all documentary stamp taxes, transfer taxes, assessments or charges which may at any time be determined to be payable by the Lender by reason of the execution and delivery of this Agreement or any other Loan Document or the issuance by the Borrower of the Notes.

         (c) INDEMNIFICATION. The Borrower agrees to indemnify the Lender, each affiliate of the Lender and all of their respective directors, officers, employees and agents (each an "Indemnified Party") from, and hold each Indemnified Party harmless from and against, any and all losses, costs, charges, expenses (including, without limitation, Reasonable Attorneys' Fees, disbursements of counsel, and expenses of litigation or preparation therefor, whether or not such Indemnified Party is a party thereto), claims, demands, suits, damages, penalties, taxes (other than state, Federal, local or foreign income, intangibles and franchise taxes),

R#0172880.06
                                                      - 59 -
fines, levies and assessments that may be asserted or imposed against, or suffered or incurred by, such Indemnified Party to the extent caused, directly or indirectly, by:

                  (i) this Agreement, the Notes, the other Loan Documents, the Obligations, the Letters of Credit, the transactions contemplated by the Loan Documents, the making of any Loans or the direct or indirect use or application, or proposed use or application, of the proceeds of any Loans or any Letters of Credit,

                  (ii) any violation of any Environmental Requirements, the past, present or future operations of the Borrower or any Subsidiary or its predecessors in interest, or the past, present or future environmental, health or safety condition of any Property or any Environmental Release or threatened Environmental Release,

                  (iii) any representation or warranty of the Borrower in this Agreement or any other Loan Document being untrue or inaccurate in any respect, or

                  (iv) the failure by the Borrower to observe, perform or comply with any of its covenants, undertakings or obligations set forth in this Agreement or any other Loan Document;

PROVIDED that the Borrower shall have no obligation to indemnify an Indemnified Party hereunder in respect of the foregoing to the extent the same shall primarily be caused by the gross negligence or willful misconduct of such Indemnified Party.

         (d) SURVIVAL. The obligations of the Borrower under this Section shall survive the payment of the Loans and all other Obligations.

         9.4. Setoffs. In addition to, and not in lieu or limitation of, all rights of offset that the Lender or other holder of any Note may have under applicable law, the Borrower hereby grants to the Lender, and to each Participant, Assignee or other Transferee, as security for the full and punctual payment and performance of the Obligations, a continuing lien on and security interest in all deposits and other sums credited by or due from the Lender (or such Participant, Assignee or other Transferee) to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, if an Event of Default shall have occurred and is continuing, the Lender, Participant, Assignee or other Transferee may at any time, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

         9.5. Amendments and Waivers. Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.


R#0172880.06
                                                      - 60 -

         9.6.     Successors and Assigns.

         (a) BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that, without the Lender's prior written consent, the Borrower may not assign or otherwise transfer any of its rights under this Agreement except by operation of law as a result of a merger, consolidation or other reorganization permitted by the express terms of this Agreement.

         (b) PARTICIPATIONS. The Lender may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to the Lender, any Note held by the Lender, any Commitment hereunder or any other interest of the Lender hereunder; PROVIDED that, without the Borrower's prior written consent, no such participating interest in the Loans shall be offered or sold to any Person unless such Person is (i) a bank, savings bank, savings and loan association or insurance company, (ii) a pension plan or portfolio or investment fund managed or administered by any bank, savings bank, savings and loan association or insurance company, (iii) an investment company owned by any bank, savings bank, savings and loan association or insurance company, the majority of the shares of the Stock of which are traded on a national securities exchange or in the National Association of Securities Dealers automated quotation system, or (iv) an investment banking company. In the event of any such sale by the Lender of a participating interest to a Participant, the Lender's obligations under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that the Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (A) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (B) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (C) the change of the principal of the related Loan or Loans, (D) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, (E) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (F) the release of any guaranty (if any) given to support payment of the Loans. Within 10 Domestic Business Days of the sale of a participating interest in any Loan, Note, Commitment or other interest under this Agreement, the Lender shall provide the Borrower with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article 8 and Section 8.4 with respect to its participation in Loans outstanding from time to time.

         (c) ASSIGNMENTS. The Lender may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and

R#0172880.06
                                                      - 61 -
obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an instrument reasonably acceptable to the Borrower, executed by such Assignee, the Lender (and, in the case of an Assignee that is not then an affiliate of the Lender, by the Borrower); PROVIDED that no interest may be sold by the Lender pursuant to this paragraph (c) to any Assignee that is not then an affiliate of the Lender without the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. Upon (A) execution of instrument of assumption by such the Lender, such Assignee and (if applicable) the Borrower, (B) delivery of an executed copy of such instrument to the Borrower, (C) payment by such Assignee to the Lender of an amount equal to the purchase price agreed between the Lender and such Assignee, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Facility A Commitment and/or Facility B Commitment as set forth in such instrument of assumption, and the Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower or the Lender shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the Lender and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes are issued to each of such Assignee and the Lender.

         (d) DISCLOSURE. Subject to the provisions of Section 9.7, the Borrower authorizes the Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in the Lender's possession concerning the Borrower that has been delivered to the Lender by the Borrower pursuant to this Agreement or that has been delivered to the Lender by the Borrower in connection with the Lender's credit evaluation prior to entering into this Agreement.

         (e) LIMIT ON COMPENSATION. No Transferee shall be entitled to receive any greater payment under Section 8.3 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2 or 8.3 requiring the Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (f) SPECIAL ASSIGNMENTS. Anything in this Section to the contrary notwithstanding, the Lender may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, PROVIDED that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the Lender from its obligations hereunder.

         9.7. Confidentiality. The Lender agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by

R#0172880.06
                                                      - 62 -
the Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED that nothing herein shall prevent the Lender from disclosing such information (i) upon the order or subpoena of any court or Governmental Authority, (ii) upon the request or demand of any Authority or Governmental Authority having jurisdiction over the Lender,
(iii) that has been publicly disclosed by the Borrower, by any Subsidiary or, without breach of an obligation of confidence owed to the Borrower or to a Subsidiary, by any other Person, (iv) to the extent reasonably required in connection with any litigation to which the Lender or its affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Lender's legal counsel and independent auditors and (vii) to any actual or proposed Participant, Assignee or other Transferee of all or part of the Lender's rights hereunder that has agreed in writing to be bound by the provisions of this Section.

         9.8. Representation by Lender. The Lender hereby represents that it is a commercial lender or financial institution that makes loans in the ordinary course of its business and that it will make the Loans hereunder for its own account in the ordinary course of such business; PROVIDED that, subject to
Section 9.6, the disposition of the Notes shall at all times be within its exclusive control.

         9.9. Survival of Certain Obligations. Sections 2.2(f), 2.12(c), 8.3(a), 8.3(b) and 9.3, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans and all other Obligations.

         9.10. North Carolina Law. This Agreement and each Note shall be construed in accordance with and governed by, and any dispute arising out of or related to the relationship established between the Borrower and the Lender in connection with this Agreement (and whether arising in contract, tort, equity, or otherwise) shall be resolved in accordance with, the internal laws and not the conflicts of law provisions of the State of North Carolina. This Agreement and the Notes are intended to be effective as instruments executed under seal.

         9.11. Severability. This Agreement, the Notes and the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Requirements of Law. If any provision of any of this Agreement, any Note or any other Loan Document or the application thereof to any Person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement, such Note or such other Loan Document in which such provision is contained nor the application of such provision to other Persons or circumstances or other Loan Documents or other instruments referred to hereinabove shall be affected thereby, but rather, the same shall be enforced to the greatest extent permitted by law.

         9.12. Interest. In no event shall the amount of interest due or payable hereunder or under either Note exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to the Lender by the Borrower or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that it elects to have such excess sum

R#0172880.06
                                                      - 63 -
returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

         9.13. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other Governmental Authority by reason of such party having or being deemed to have structured or dictated such provision.

         9.14. Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE BORROWER AND THE LENDER (A) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NORTH CAROLINA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF NORTH CAROLINA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 9.1 FOR THE GIVING OF NOTICE TO IT. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWER PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWER, WITHIN ANY OTHER STATE OR JURISDICTION.

         9.15. No Setoff. Except as otherwise expressly provided in this Agreement, no act of commission or omission of any kind or at any time upon the part of the Lender in respect of any matter whatsoever shall in any way affect or impair the rights of the Lender to enforce any right, power or benefit of the Lender under this Agreement, and no set-off, claim, reduction or diminution of any obligation or any defense of any kind or nature that either the Borrower has or may have against the Lender shall be available to the Borrower or asserted against the Lender in any suit or action brought by the Lender to enforce or collect any Obligation or to exercise right, power or benefit under this Agreement. Nothing in this Agreement shall be construed as a waiver by the Borrower of any rights or claims it may have against the Lender under this Agreement or otherwise, but any recovery upon such rights and claims shall be had from the Lender separately, the intent of this Agreement being that the Borrower shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants hereunder for the benefit of the Lender.

         9.16. Reproduction of Documents. This Agreement and all documents relating hereto, including without limitation (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lender at the closing (except the Notes), and (c) financial statements, certificates and other information previously or hereafter furnished to the Lender may be reproduced by the Lender by a photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Lender may destroy any original document so reproduced. The Borrower agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. The purpose of this Section is to constitute a waiver of the "best evidence" rule with respect to this Agreement and the documents referred to herein and this Section shall not constitute a waiver of any other objection to the admissibility of such document in any judicial or administrative proceeding.

         9.17. Inconsistency of Covenants. All of the Borrower's covenants hereunder shall be given independent effect, so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition occurs.

         9.18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.





                      [SIGNATURES FOLLOW ON SEPARATE PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                    BORROWER:

ATTEST:                             WASTE INDUSTRIES, INC.



   /S/ Robert H. Hall               By:    /S/ Lonnie C. Poole, Jr.
         Secretary                  Title: Chairman and Chief Executive Officer

                                    Waste Industries, Inc.
                                    3949 Browning Place
                                    Raleigh, North Carolina 27609
                                    Attention:  Mr. Robert H. Hall, Treasurer
                                    Telecopy number: (910) 571-0256
                                    Telephone number: (910) 782-0095










               [THIS IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT,
                        SIGNED BY THE PARTY NAMED ABOVE]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]


                                     LENDER:

                                     BRANCH BANKING AND TRUST COMPANY



                                     By:   /S/ Eric R. Daugherty
                                     Title:            Vice President

                                     Applicable Lending Offices:

                                     For Loans of any Type:

                                     Branch Banking and Trust Company
                                     P.O. Box 27961 (ZIP: 27611-7961)
                                     434 Fayetteville Street Mall
                                     Raleigh, North Carolina 27601
                                     Attention:  Commercial Lending Department
                                     Telecopy number:  (919) 831-4067
                                     Telephone number:  (919) 831-4026








               [THIS IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT,
                        SIGNED BY THE PARTY NAMED ABOVE]